UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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WOLFSPEED, INC.
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Wolfspeed, Inc.:

The 2024 Annual Meeting of Shareholders of Wolfspeed, Inc. (the “Annual Meeting”) will be held virtually at www.virtualshareholdermeeting.com/WOLF2024 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Thursday, December 5, 2024, at 12:00 p.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:
•Proposal No. 1—Election of ten directors
•Proposal No. 2—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 29, 2025
•Proposal No. 3—Advisory (nonbinding) vote to approve executive compensation
All shareholders are invited to attend the meeting. Only shareholders of record at the close of business on October 7, 2024 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
October 17, 2024

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about October 22, 2024, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2024 Proxy Statement and 2024 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice of Internet Availability of Proxy Materials or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

WOLFSPEED, INC.
____________________
PROXY STATEMENT
____________________

2024 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	•	Place: Virtually at www.virtualshareholdermeeting.com/WOLF2024 and in person at our corporate offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703
	•	Date and time: Thursday, December 5, 2024, at 12:00 p.m.
	•	Record Date: October 7, 2024
	•	Approximate Date of Availability of Proxy Materials: October 22, 2024
•
Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of ten directors (FOR THE NOMINEES)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 29, 2025 (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)

Board nominees	•	Glenda M. Dorchak. Director of ANSYS, Inc. and GlobalFoundries. Director since 2020.
	•	John C. Hodge. Founding Partner of Rubicon Technology Partners. Director since 2018.
	•	Darren R. Jackson. Former Board Member and Chief Executive Officer of Advance Auto Parts, Inc. Director since 2016.
	•	Duy-Loan T. Le. President of DLE Management Consulting LLC. Director since 2018.
	•	Gregg A. Lowe. President and Chief Executive Officer of the Company. Director since 2017.
	•	Marvin A. Riley. Chief Executive Officer of Municipal Emergency Services, Inc. Director since 2021.
	•	Thomas J. Seifert. Chief Financial Officer of Cloudflare, Inc.
	•	Stacy J. Smith. Executive Chairman of Kioxia Corporation. Director since January 2023.
	•	Thomas H. Werner. Executive Chairman and Principal Executive Officer of SunPower Corporation. Director since 2006.
	•	Woody H. Young. Former Board Member and President of Solidigm.

Executive officers at end of fiscal year	•	Gregg A. Lowe, President and Chief Executive Officer
	•	Neill P. Reynolds, Executive Vice President and Chief Financial Officer

Independent auditors	Although not required, we ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 29, 2025. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote to approve executive compensation	Annually, our shareholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Wolfspeed, Inc. (the “Company”) is asking for your proxy for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held virtually online and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Thursday, December 5, 2024, at 12:00 p.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the ten directors listed in this proxy statement; (2) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 29, 2025; and (3) advisory (nonbinding) vote to approve executive compensation.
Consistent with our recent practice, we plan to hold our Annual Meeting virtually and in person so that more of our shareholders are able to participate in the meeting without the need to travel to our offices. We have limited space available at the in-person meeting (available on a first come, first served basis) and encourage shareholders to attend virtually.
You can attend the meeting online, vote your shares, and submit questions by visiting www.virtualshareholdermeeting.com/WOLF2024 and entering your unique 16-digit “Control Number” that is printed on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that you received. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the phone number posted on the date of the Annual Meeting at www.virtualshareholdermeeting.com/WOLF2024 for general technical questions. If you lost your 16-digit control number or are not a shareholder, you will still be able to attend the meeting by visiting www.virtualshareholdermeeting.com/WOLF2024 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares at the meeting or submit questions during the meeting.
The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 29, 2025, and FOR the advisory (nonbinding) vote to approve executive compensation.
Beginning on or about October 22, 2024, proxy materials for the annual meeting, including this proxy statement and our 2024 Annual Report, are being made available to shareholders entitled to vote at the Annual Meeting. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on December 5, 2024:
The Annual Report and proxy statement will be available on the Internet at
www.wolfspeed.com/annualmeeting
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about October 22, 2024, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on October 7, 2024 are entitled to vote at the Annual Meeting and any adjournments of the meeting. As of the record date, there were 126,892,028 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or at the Annual Meeting using one of the following methods:
•Voting by Internet. You can vote over the Internet at www.proxyvote.com. The deadline for voting over the Internet is Wednesday, December 4, 2024 at 11:59 p.m. Eastern time.
•Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Wednesday, December 4, 2024 at 11:59 p.m. Eastern time.
•Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, December 4, 2024.
•Voting at the Annual Meeting. If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (October 7, 2024), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WOLF2024 and following the instructions to vote or submit questions during the meeting. In order to vote you will need the 16-digit control number that appears on your Notice, proxy card or voting instruction form, as applicable. Each shareholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicative voting. Depending on the number of accounts in which you hold shares of common stock, you may receive and need to vote more than one control number. You can also vote in person at the meeting if you are the record owner of the shares to be voted or if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting virtually or in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 29, 2025, and FOR the advisory (nonbinding) vote to approve executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors (and many other matters, including Proposal 3) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 2 if you do not instruct your broker how you wish to vote your shares.
Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented at the Annual Meeting (either virtually or in person) or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required
•Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The ten nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes; however, because directors will be elected by a plurality of votes cast, votes withheld will have no effect in an uncontested election of directors (except as follows).
As set forth in the Corporate Governance Guidelines adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chair prior to the first regular meeting of the Board that follows the meeting of shareholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective only if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.
•Proposal 2 (Ratification of Appointment of Auditors). Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2025 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
•Proposal 3 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
Eight of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as directors of the Company. Clyde R. Hosein and John B. Replogle, who have served on the Board since 2005 and 2014, respectively, are not standing for re-election and will retire from the Board following the expiration of their terms at the 2024 Annual Meeting of Shareholders. Upon the recommendation of the Governance and Nominations Committee, the Board of Directors has nominated Thomas Seifert and Woody Young, who have not previously been associated with the Company, for election as directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the proxies solicited by the Board of Directors may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his or her successor has been duly elected and qualified.

The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Guidelines, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Guidelines, under which the Chief Executive Officer is expected to hold shares with a value not less than six times his base salary, and each non-employee member of the Board is expected to hold shares with a value not less than five times the sum of the director’s annual cash retainers for service on the Board and on Board committees, within five years after election or appointment to the Board. A copy of the Corporate Governance Guidelines is available on the Company’s website at https://investor.wolfspeed.com under “Governance”.
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Governance and Nominations Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, relevant career experience, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Glenda M. Dorchak	70
Ms. Dorchak has been a member of the Board of Directors since January 2020. Ms. Dorchak’s career began with 22 years at IBM Corporation where she held management and executive positions in IBM Canada and IBM Corporation, including General Manager and Director of IBM Direct, and Director, General Business, of IBM Personal Systems Group North America. From 1998 to 2000, she was President and later Chief Executive Officer of Value America (VA) before joining Intel Corporation in 2001 as Vice President and Chief Operating Officer of the Intel Communications Group and later Vice President and Group General Manager of the Broadband Products Group and followed by the Consumer Electronics Group. From 2006 to 2008, Ms. Dorchak served as chair and Chief Executive Officer of Intrinsyc Software before joining VirtualLogix in 2009 as Vice Chair and Chief Executive Officer until its acquisition by Redbend Software in September 2010. Subsequently, she held the position of Executive Vice President and General Manager of global business for Spansion from 2012 to 2013. Ms. Dorchak also serves as an independent director on the public boards of ANSYS (Nasdaq: ANSS) since June 2018 and GlobalFoundries Inc. (Nasdaq: GFS) since May 2019. Prior board experience includes Mellanox Technologies Ltd. from 2009 to 2020 when it was acquired by Nvidia, Quantenna Communications, Inc. from 2018 to 2019 when it was acquired by ON Semiconductor, and Viavi Solutions (Nasdaq: VIAV) from 2019 to November 2021.
Ms. Dorchak’s qualifications to serve as a director include over 35 years in operating and leadership positions in the technology industry including as Chief Executive Officer of two public companies and one private company and as Vice President and Group General Manager at Intel Corporation. She brings deep industry knowledge, strategy and business development acumen and extensive leadership and business management experience. Ms. Dorchak also has over 20 years of experience as an independent director on boards of public technology companies.
			2020
John C. Hodge	57
Mr. Hodge has been a member of the Board of Directors since October 2018. He is a founding partner of private-equity firm Rubicon Technology Partners, which he joined in 2012. Prior to that, Mr. Hodge was a Senior Advisor and Senior Managing Director with Blackstone Group, a private equity firm, from 2006 to 2011. From 1998 to February 2006, Mr. Hodge was Senior Advisor, Managing Director and Global Head of Corporate Finance of the Technology Group of Credit Suisse First Boston. He also previously held positions at Morgan Stanley and Robertson Stephens. Mr. Hodge has spent more than 25 years as an investor in and advisor to the global semiconductor and technology industry.
Mr. Hodge’s qualifications to serve as a director include his years of experience in private equity, corporate finance, and merger and acquisition transactions and his extensive experience as a director of semiconductor companies, including Silicon Image, Inc. from 2007 to 2014 and Freescale Semiconductor, Ltd. from 2008 to 2011. He brings to the Board of Directors his financial expertise and his work as a private equity investor analyzing and focusing on creating long-term value through operational improvements utilizing a repeatable process driven approach.
			2018

Name	Age	Principal Occupation and Background	Director Since
Darren R. Jackson	59
Mr. Jackson has been a member of the Board of Directors since May 2016, and served as Chair of the Board of the Company from October 2018 to October 2023. From July 2004 to January 2016, he served on the Board of Directors of Advance Auto Parts, Inc., and served as its Chief Executive Officer from January 2008 to January 2016.  Mr. Jackson also served as President of Advance Auto Parts from January 2008 to January 2009 and from January 2012 to April 2013. Prior to this, Mr. Jackson served in various executive positions with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, ultimately serving from July 2007 to December 2007 as Executive Vice President of Customer Operating Groups. Mr. Jackson joined Best Buy in 2000 and was appointed as its Executive Vice President-Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores, a fashion specialty retailer, and held various senior positions, including Chief Financial Officer of Carson Pirie Scott & Company, a regional department store company. Mr. Jackson also served as a director of Fastenal Company (Nasdaq: FAST), which sells industrial and construction supplies, from July 2012 until April 2020.
Mr. Jackson’s qualifications to serve as a director include his years as a Chief Executive Officer, President and Chief Financial Officer of publicly traded companies in the retail and distribution industries, including his operational, logistical and executive management, financial and accounting acumen and experience.
			2016
Duy-Loan T. Le	62
Ms. Le has been a member of the Board of Directors since October 2018. She retired from Texas Instruments Inc. in February 2015, most recently holding the title of Senior Fellow since 2002. During her 33-year career at Texas Instruments, Ms. Le held various leadership positions, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. Since 2016, she has been president and sole partner of DLE Management Consulting LLC, a management consulting firm. Ms. Le has 33 years of experience in semiconductors, specifically in chip design, silicon manufacturing technology development, and advanced technology manufacturing from concept to high volume production, and 33 years of global business experience, including managing global R&D centers, joint ventures, foundries, and OSAT (Outsourced Semiconductor Assembly and Test) partnerships in Asia and Europe. Ms. Le is currently a member of the board of directors of Cirrus Logic, Inc. (Nasdaq: CRUS) and Atomera Incorporated (Nasdaq: ATOM), and also served as a director of Ballard Power Systems (Nasdaq: BLDP) from 2017 to February 2023 and National Instruments Corp. (Nasdaq: NATI) from 2002 to October 2023.
Ms. Le’s qualifications to serve as a director include her extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at Texas Instruments. She also has 20 years of experience serving on public company boards of directors.
			2018

Name	Age	Principal Occupation and Background	Director Since
Gregg A. Lowe	62
Mr. Lowe has served as the Company’s President, Chief Executive Officer and as a member of the Board of Directors since September 2017. From June 2012 to December 2015, he served as president and CEO of Freescale Semiconductor, Ltd., a $5 billion company with 17,000 employees and products serving automotive, industrial, consumer and communications markets. Prior to that, he had a long career spanning 28 years at Texas Instruments, most recently serving as senior vice president and leader of the analog business. In addition to his experience with semiconductor companies, Mr. Lowe also holds board positions with Silicon Labs in Austin, Texas (Nasdaq: SLAB), North Carolina Agricultural and Technical State University (NC A&T), where he serves as a trustee, the Semiconductor Industry Association, and The Rock and Roll Hall of Fame in Cleveland, Ohio, where he serves as chairman of the board.
Mr. Lowe brings to the Board extensive leadership and deep industry experience from his long career serving publicly-traded companies in the semiconductor industry. Further, Mr. Lowe’s leadership position as the Chief Executive Officer of the Company equips him with a unique perspective to inform Board deliberations on the vision for the company moving forward in addition to crucial insights on the general management and operations of the Company.
			2017
Marvin A. Riley	50
Mr. Riley has been a member of the Board of Directors since January 2021. He serves as Chief Executive Officer of Municipal Emergency Services, Inc., an equipment supplier and service provider to first responders, which he joined in July 2024. Prior to that, Mr. Riley served as President and Chief Executive Officer of EnPro Industries, Inc. (NYSE: NPO), an industrial technology company, from July 2019 to July 2021, after previously serving as executive vice president and chief operating officer since July 2017. He has also served in various leadership positions including president of the company’s Fairbanks Morse division; vice president of the company’s corporate manufacturing function; and vice president of global operations for its GGB division. Prior to joining EnPro, Mr. Riley was an executive with General Motors Corporation, working within the General Motors Vehicle Manufacturing Group where he held multiple positions of increasing responsibility from 1997 to 2007. Mr. Riley’s extensive experience at GM includes leadership positions in general assembly, body operations, dimensional control, plant maintenance and supporting multiple vehicle launches. He also credits his deep understanding of lean manufacturing to his time at GM.
Mr. Riley’s qualifications to serve as a director include his long history of executive positions in the automotive and technology industries, including roles in operations and manufacturing, in addition to his experience as a chief executive officer of a publicly traded technology company.
			2021

Name	Age	Principal Occupation and Background	Director Since
Thomas J. Seifert	61
Mr. Seifert has served as Chief Financial Officer of Cloudflare, Inc., an internet security company, since June 2017. Prior to Cloudflare, he served as Executive Vice President and Chief Financial Officer of Symantec Corporation, a provider of cybersecurity software and services, from March 2014 to November 2016 and served in an advisory capacity to Symantec from December 2016 to March 2017. From December 2012 to March 2014, Mr. Seifert served as Executive Vice President and Chief Financial Officer of Brightstar Corp., a wireless distribution and services company. From October 2009 to September 2012, he served as Senior Vice President and Chief Financial Officer at Advanced Micro Devices Inc., a semiconductor company, where he additionally served as Interim Chief Executive Officer from January 2011 to August 2011. Mr. Seifert currently serves as a member of the board of directors of First Derivatives plc, an ultra-high-performance analytics software company. He previously served on the board of directors of CompuGroup Medical SE, an eHealth provider, and IPG Photonics Corporation (Nasdaq: IPGP), a manufacturer of fiber lasers.
Mr. Seifert’s qualifications to serve as director include his years of experience as Chief Financial Officer at publicly traded and private companies, extensive leadership and management experience in the technology and semiconductor industries, significant financial expertise gained as a member of the board of directors of several publicly traded companies and knowledge and insight in cybersecurity and data science.
			N/A

Name	Age	Principal Occupation and Background	Director Since
Stacy J. Smith	61
Mr. Smith has been a member of the Board of Directors since January 2023. He has served as Executive Chairman of Kioxia Corporation (formerly Toshiba Memory Corporation), a producer of flash memory and solid state drives, since October 2018 and as non-executive chair and member of the board of directors of Autodesk, Inc. since June 2018 and November 2011, respectively. Mr. Smith has also served as an independent director on the board of Intel Corporation (Nasdaq: INTC) since March 2024. He previously served as Group President of Sales, Manufacturing and Operations at Intel Corporation from February 2017 to January 2018; as the Executive Vice President, Manufacturing, Operations and Sales from October 2016 to February 2017; as Executive Vice President, Chief Financial Officer from November 2012 to October 2016; as Senior Vice President, Chief Financial Officer from January 2010 to November 2012; as Vice President, Chief Financial Officer from 2007 to 2010; as Vice President, Assistant Chief Financial Officer from 2006 to 2007; as Vice President, Finance and Enterprise Services and Chief Information Officer from 2004 to 2006; and in other roles of increasing responsibility after he joined Intel in 1988. Mr. Smith also serves on The California Chapter of The Nature Conservancy Board of Trustees and the University of Texas McCombs School of Business Advisory Board. Mr. Smith previously served on the boards of directors of Metromile, Inc., from July 2018 to February 2021, Virgin America from February 2014 until it was acquired by Alaska Air Group in December 2016, and Gevo, Inc. from June 2010 to June 2014.
Mr. Smith’s qualifications to serve as a director include an extensive breadth of expertise in the technology industry, with significant senior executive leadership experience including almost 10 years as Intel’s Chief Financial Officer. He brings deep strategic thinking and strong analytical skills as evidenced from his roles across finance as Chief Financial Officer, and as Group President of Sales, Manufacturing and Operations as well as technical expertise from his role as Chief Information Officer. He has served on multiple public boards for more than two decades and has helped take two companies public. He is currently Executive Chairman of a Japanese semiconductor company and Chairman of the board of a U.S. software company.
			2023

Name	Age	Principal Occupation and Background	Director Since
Thomas H. Werner	64
Mr. Werner has been a member of the Board of Directors since March 2006, and has served as Chair of the Board of the Company since October 2023. He has served as the Executive Chairman of SunPower Corporation (Nasdaq: SPWR), a publicly traded marketer of high-efficiency solar cells and solar panels, since February 2024, and served as Principal Executive Officer of SunPower from February 2024 until August 2024. On August 5, 2024, SunPower filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Mr. Werner previously served as Sunpower’s Chairman of the Board of Directors from June 2010 to November 2021 and as its Chief Executive Officer from June 2003 to April 2021. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company.
Mr. Werner’s qualifications to serve as a director include significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for eighteen years.
			2006
George H. “Woody” Young III	65
Mr. Young most recently served as the President and a member of the Board of Directors of Solidigm, a flash memory semiconductor company, from October 2022 until August 2023. Prior to Solidigm, Mr. Young served as Partner and Chairman of Mergers and Acquisitions at Perella Weinberg Partners LP, a financial services firm, from January 2016 to August 2021. Prior to joining Perella Weinberg, Mr. Young was Co-Head of the Global Telecommunications, Media, and Technology Group and a Managing Director at Lazard Ltd. from 2009 until 2015. He previously served as Global Head of Technology, Media and Telecommunications at Merrill Lynch & Co., and prior to that spent 14 years at Lehman Brothers, where he served as a Managing Director and Head of the Global Communications Group. At Lehman Brothers, he also served as the Chairman of the Senior Client Council and as a member of both the Investment Banking Executive Committee and the Firm’s Strategy Committee. Mr. Young was selected as a White House Fellow and served as special assistant to the Deputy Secretary of the Treasury from 1991 to 1992. Mr. Young currently serves as a director of Frontier Communications Parent, Inc. (Nasdaq: FYBR), a fiber internet provider. He is a member of the Council on Foreign Relations and served as a member of its Term Membership Committee for more than a decade.
Mr. Young’s qualifications to serve as director include his over 30 years as an investment banker, including his leadership roles at several global investment banks, during which time he has been involved in numerous significant M&A transactions in the telecommunications and media industries, in addition to his experience in strategic and operational management.
			N/A

Summary of Skills of Nominees

NAME	Banking/ Capital Markets	CFO Experience/ Accounting	General Management	Government/ Regulatory	HR/Labor	Industry Exp.: Automotive	Industry Exp.: Semiconductor/ IOT / AI	International	M&A/ Integration	Marketing/Sales	Operations	Risk Management	Strategy	Supply Chain/ Logistics	Technology/ Security
Glenda Dorchak	✓		✓		✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
John Hodge	✓	✓	✓				✓	✓	✓		✓	✓	✓		
Darren Jackson	✓	✓	✓		✓				✓	✓	✓	✓	✓		
Duy-Loan Le			✓				✓	✓			✓		✓	✓	
Gregg Lowe			✓			✓	✓	✓	✓	✓	✓	✓	✓		✓
Marvin Riley	✓		✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	
Thomas Seifert	✓	✓	✓				✓	✓	✓		✓	✓	✓	✓	✓
Stacy Smith	✓	✓	✓				✓	✓	✓		✓	✓	✓	✓	✓
Tom Werner	✓		✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Woody Young	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓	✓

Director Nominee Highlights

WOLFSPEED BOARD DEMOGRAPHICS

From our total of 10 director nominees up for election at the Annual Meeting (including 8 incumbent directors)

DIVERSE REPRESENTATION

30%

20% ETHNICALLY DIVERSE NOMINEES

20% FEMALE DIRECTOR NOMINEES

FEMALE AND/OR RACIALLY OR ETHNICALLY DIVERSE

2 FEMALE DIRECTOR NOMINEES

1 AFRICAN AMERICAN DIRECTOR NOMINEE

1 ASIAN AMERICAN DIRECTOR NOMINEE

1 OF 3

Standing board committees chaired by female director:
GLENDA DORCHAK (COMPENSATION COMMITTEE)

RANGE OF TENURES*

0-5	5
6-10	4
>10	1

AVERAGE TENURE: **5.6 YEARS**

MIX OF AGES*

45-59	3
60-65	6
66+	1

90% ARE 65 OR YOUNGER

AVERAGE AGE: **58.9**

INDEPENDENT OVERSIGHT

9 OF 10 INDEPENDENT DIRECTOR NOMINEES

ALL THREE BOARD COMMITTEES ARE INDEPENDENT

The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Lowe serves as both an executive officer of the Company and a member of the Board of Directors. Neill P. Reynolds (age 49) also serves as an executive officer of the Company.
Mr. Reynolds was appointed as Executive Vice President and Chief Financial Officer of the Company effective August 27, 2018. Before joining the Company, Mr. Reynolds most recently served as the Senior Vice President of Finance, Strategy and Procurement for NXP Semiconductors N.V., or NXP, from December 2015 to August 2018. Prior to this time, Mr. Reynolds served as Vice President of Finance for Freescale Semiconductor, Ltd., or Freescale, from January 2013 until November 2015. Prior to his work with NXP and Freescale, Mr. Reynolds served in finance positions with other international technology companies including General Electric and Advanced Micro Devices.
Code of Ethics and Code of Conduct
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at https://investor.wolfspeed.com under “Governance”. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Wolfspeed, Inc., 4600 Silicon Drive, Durham, NC 27703.
We have also adopted a Code of Conduct that applies to all of our employees, including our officers, and our directors. The Code of Conduct sets forth our policies and expectations for employees and directors to act ethically and in compliance with applicable laws, rules and regulations generally and with respect to certain specific topics. The full text of our Code of Conduct is published on our website at https://investor.wolfspeed.com under “Governance”.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than ten members by the Company’s shareholders, with the Board determining the number within that range from time to time. Ten persons have been nominated for election at the Annual Meeting. The proxies solicited by the Board of Directors cannot be voted for more than ten nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of the New York Stock Exchange (the “NYSE”), or the NYSE Listing Rules. Currently, the Board of Directors is composed of Messrs. Lowe, Hodge, Jackson, Riley, Smith and Werner and Mses. Dorchak and Le, in addition to Clyde R. Hosein and John B. Replogle. The Board of Directors has determined that nine of the present directors—Messrs. Hodge, Hosein, Jackson, Replogle, Riley, Smith and Werner and Mses. Dorchak and Le—are each an “independent director” within the meaning of the applicable NYSE Listing Rules. In addition, the Board of Directors has determined that Messrs. Seifert and Young, who have been nominated for election as directors, would each be an “independent director” within the meaning of the applicable NYSE Listing Rules.
The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chair of the Board, the Lead Independent Director (if the Chair is not independent), and the Chair of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chair of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chair also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Werner has served as Chair of the Board since October 2023.

The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Guidelines, the Chair of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Werner hold the position of Chair of the Board. This determination is based in part upon the experience, leadership qualities and skills that Mr. Werner brings to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. In addition, Mr. Werner has familiarity with the Company’s unique opportunities and challenges from his prior service on the Board, in addition to his wealth of public company executive and board experience. As such, the Board determined that Mr. Werner’s ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chair and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting itself or through one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry, changes in economic conditions and cybersecurity. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance. The Company has a Chief Compliance Officer who reports directly to our General Counsel and who attends Audit Committee meetings. The Chief Compliance Officer is responsible for the Company’s global corporate compliance program, consisting of legal and regulatory policies and procedures, that includes employee training on how to implement and comply with these policies and procedures.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Compensia, Inc., or Compensia, independent consultants to the Compensation Committee for fiscal 2024, specifically relating to our executive compensation. The risk assessment of compensation policies and practices, focusing on programs with variable compensation, includes:
•restricted stock unit awards and performance stock unit awards under our 2023 Long-Term Incentive Compensation Plan, or the LTIP, and our 2013 Long-Term Incentive Compensation Plan, or the Prior LTIP; and
•awards under our cash incentive bonus plan, in which most of our senior managers participate and may receive payments based upon achieving annual corporate financial goals.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders.
Corporate Social Responsibility
The Company is committed to creating a responsible, resilient and sustainable business ecosystem. Our focus is on making a meaningful impact on our people, communities and the environment.
For more than 35 years, since the Company’s beginnings in a lab at NC State University, the Company has been innovating and delivering technology solutions designed to enable our customers and society to do more with less—by supplying semiconductor components that enable greater efficiency and performance, smaller systems, and lower costs. We’re leading the transformation from silicon to silicon carbide as we help shape the future of semiconductor markets: the transition to electric vehicles, the evolution of renewable energy and energy storage, and the advancement of industrial applications.
People and Communities
We are committed to creating and sustaining a culture where all employees are engaged and can contribute to their full potential. Our culture fosters an inclusive workplace, and our hiring efforts develop employees from the communities where we operate. Employee health and safety is key to our culture and success. Our employees are empowered to actively identify safety issues, take ownership for working safely, openly report concerns, and recognize positive behaviors that promote a safe work environment. We aim to hire the best available talent, develop our employees, and promote from within. We fuel long-term growth opportunities through an internal mobility practice that combines ongoing workforce development, leadership training, education assistance and career path planning.
Our response to the pandemic pushed us to reflect on how we could become a better employer for the long-term. For those employees whose regular job duties do not require being on site, we created a new program called “Work Where it Works.” It was designed to enable better work/life balance and ultimately help employees be more productive by developing their ideal working schedule. The introduction of this program put more control into our employees’ hands about where and when they work, and we have continued to embrace “Work Where it Works” today, allowing us to recruit talent outside of the immediate geographic vicinity of our facilities, giving Wolfspeed the ability to integrate a broader and more diverse pool of talent into the organization.
In parallel, we continue to strengthen our culture of empowering and listening to our people. Our employees have created nine employee resource groups (ERGs) with hundreds of participants. With the input from these ERGs, we have been steadily improving the inclusivity of our culture along with our people’s daily experience, including benefits programs that more closely align with their needs. Providing our employees with an environment to do their best work is our top priority.
We have also continued to strengthen our company-wide philanthropic programs with a mission of closing the opportunity gap in our communities through the advancement of diversity, equity and inclusion and social justice initiatives. We believe that every individual should have a roof over their heads, enough food to eat and the opportunity to excel, and that by closing the opportunity gap, this is attainable for everyone. Whether through corporate events and sponsorships or employee-led initiatives, we live our values everyday by striving to do the right thing at work and in our local communities. As we execute on our capacity expansions, we continue to cultivate further opportunities to positively impact and engage local communities and populations.
Diversity, Equity and Inclusion
We believe diversity, equity, and inclusion drive better business results and make all of us better employees and people. We are striving to build an environment where inclusivity is real and active, rather than theoretical and static. We celebrate our employees’ differences and authenticity, and understand that diverse ideas, perspectives, thinking styles, and backgrounds produce higher quality decisions, enabling us to solve problems other companies consider to be impossible. Our efforts to foster a diverse and inclusive workplace include our Employee Resource Groups (ERGs) and a Diversity, Equity and Inclusion (DE&I) leadership team who partners with our Human Resources department and various scholarship programs in our surrounding communities. Our ERGs include The Asian American and Pacific Islander ERG; The Black|Hispanic|Latinx ERG; The Mental Health Allies ERG; The PRIDE ERG; The Veterans Pact ERG; The Women’s Initiative ERG, the Early-In-Career ERG, the Interfaith Networks ERG; and our latest addition, The Trailblazers ERG. We believe these ERGs and their initiatives help contribute to the development of future leaders, increased employee engagement, expanded market reach and cultivating an inclusive culture.
Environmental Sustainability
Our business is anchored in the transformative power of silicon carbide technology. Our pioneering products are catalysts for energy-efficient solutions that reduce greenhouse gas emissions and diminish reliance on fossil fuels. Our ambition is to craft products that not only champion energy efficiency but also minimize ecological footprints and embody sustainable life cycles in line with circular economy principles.
As we increase our production capabilities, our commitment to environmental stewardship remains paramount. Our operations strive to continually enhance our environmental performance, reducing the cumulative impact of our manufacturing activities. Our expansion is synonymous with sustainability; our new facilities are designed with integrated conservation measures, encompassing energy, water, and waste management.
In tandem with our environmental initiatives, we uphold a “Zero-Defect Mindset” across our manufacturing sites. This philosophy is focused on curtailing waste, optimizing raw material utilization, and elevating customer satisfaction. It is a cornerstone in meeting the stringent quality demands of our target industries and is reflective of our commitment to product excellence and reliability.
For more information about our corporate responsibility efforts, please refer to the Sustainability section of our website at www.wolfspeed.com/company/sustainability. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.
Attendance at Meetings
The Board of Directors held ten meetings during fiscal 2024. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
In accordance with our Corporate Governance Guidelines, our independent directors hold regularly scheduled meetings, convened and presided over by the Chair (or if the Chair is not independent, by the Lead Independent Director), immediately following each regularly scheduled Board meeting.

The Company expects all directors to attend each annual meeting of shareholders absent good reason. All ten directors serving at that time and standing for reelection attended the 2023 Annual Meeting of Shareholders (attended virtually).
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at https://investor.wolfspeed.com under “Governance”. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; (3) the independent auditor’s qualification and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2024 were Messrs. Hodge, Hosein, Jackson, Replogle and Smith (until October 23, 2023). The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Hosein is Chair of the Audit Committee and has served in that capacity since October 2018. The Board of Directors has determined that each of Messrs. Hodge, Hosein, Jackson and Replogle is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held five meetings during fiscal 2024. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors Corporate Governance Guidelines for the Company; (4) the evaluation of the Board of Directors and its dealings with management as well as appropriate committees of the Board of Directors; (5) assisting the Board of Directors in discharging its oversight responsibility related to environmental, social and governance (“ESG”) matters such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, diversity, equity and inclusion, and corporate charitable and philanthropic activities and other ESG issues that are relevant and material to the Company; and (6) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2024 were Messrs. Hodge (until October 23, 2023), Hosein (until October 23, 2023), Jackson (until October 23, 2023), Replogle, Riley (until October 23, 2023), Smith and Werner (until October 23, 2023) and Mses. Dorchak and Le. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Mr. Smith is Chair of the Governance and Nominations Committee and has served in that capacity since October 2023. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Governance and Nominations Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2025 Annual Meeting of Shareholders” on page 61 below. The Governance and Nominations Committee held five meetings during fiscal 2024. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan, other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate, to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Compensation Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its June and August meetings each year. The Compensation Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Compensia to conduct an annual review of the Company’s compensation program for its executive officers and directors for fiscal 2024. Compensia provided the Compensation Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Compensia for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 29 below.
The members of the Compensation Committee during fiscal 2024 were Messrs. Riley and Werner and Mses. Dorchak and Le. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules. Ms. Dorchak is Chair of the Compensation Committee and has served in that capacity since October 2022. The Compensation Committee held seven meetings during fiscal 2024. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
The Board has also established two ad hoc committees: the Finance Committee (or Pricing Committee) and the Operations Committee. The Finance Committee works with management to evaluate potential financing or other strategic transactions, before recommending to the full Board the overall terms. The Board will typically delegate authority to the Finance Committee to approve final pricing terms for such transactions. The Finance Committee also will assist the Board of Directors in the oversight of the use and development of the financial resources of the Company, including the Company's capital structure, financial resources, investment policies and objectives and other matters of a financial or investment nature. The Finance Committee is composed of Messrs. Hodge (Chair), Hosein and Jackson; however, given the nature of the Finance Committee’s purview, all directors are typically invited to the Finance Committee’s meetings. The Finance Committee met regularly throughout fiscal 2024, often meeting multiple times per month. The Operations Committee works with management to review and provide strategic direction on the Company’s global operations, capital expansion plans and strategic initiatives, with the goal of promoting greater efficiency and improved yields while the Company scales its manufacturing capacity. The Operations Committee is composed of Messrs. Riley (Chair), Smith, and Werner. The Operations Committee met regularly during fiscal 2024.
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2024, except for a Form 4 filed late on January 24, 2024 for Mr. Werner in connection with shares of common stock purchased by an investment advisor and a Form 4 filed late on May 30, 2024 for each of Messrs. Smith and Hodge for shares of common stock granted as quarterly director compensation.
Insider Trading Arrangements and Policies
The Company has adopted insider trading policies and procedures that govern the purchase, sale and other disposition of the Company’s securities by its directors, officers and employees. The Company believes that these insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any exchange listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
Anti-Hedging Policy
The Company’s Securities Trading Policy prohibits all employees (including officers) and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds designed to hedge or offset any decrease in the market value of such equity securities.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of October 7, 2024 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 38; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors (including director nominees) as a group as of October 7, 2024. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	16,750,172	13.2%
Capital Research Global Investors (3) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	13,512,992	10.6%
Capital International Investors (4) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	13,334,076	10.5%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	12,629,335	10.0%
Norges Bank (Central Bank of Norway) (6) Bankplassen 2 PO Box 1179 Sentrum NO 0107, Oslo, Norway	7,094,940	5.6%
Gregg A. Lowe	521,407	*
Neill P. Reynolds	134,883	*
John B. Replogle (7)	96,788	*
Thomas H. Werner (8)	71,732	*
Darren R. Jackson (9)	63,262	*
Clyde R. Hosein (10)	58,103	*
Duy-Loan T. Le (11)	45,045	*
John C. Hodge (12)	25,964	*
Stacy J. Smith (13)	20,581	*
Glenda M. Dorchak (14)	15,096	*
Marvin A. Riley (15)	13,297	*
Thomas J. Seifert (Nominee)	—	*
Woody H. Young (Nominee) (16)	25,000	*
All current directors and executive officers as a group (11 persons) (17)	1,066,158	*
________________
*    Less than 1%.
(1)    Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.
(2)    As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2024, which states that BlackRock, Inc. has sole dispositive power with respect to all of such shares and sole voting power with respect to 16,326,006 shares.

(3)    As reported by Capital Research Global Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2024, which states that Capital Research Global Investors has sole investment and voting authority with respect to all of such shares.
(4)    As reported by Capital International Investors in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2024, which states that Capital International Investors has sole dispositive power with respect to all of such shares and sole voting power with respect to 13,236,137 shares.
(5)    As reported by The Vanguard Group in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, which states that The Vanguard Group has sole dispositive power with respect to 12,454,644 shares, shared dispositive power with respect to 174,691 shares, and shared voting power with respect to 43,648 shares.
(6)    As reported by Norges Bank (Central Bank of Norway) in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2024, which states that Norges Bank (Central Bank of Norway) has sole investment and voting authority with respect to all of such shares.
(7)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(8)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024, and 683 shares owned indirectly by the Werner Family Trust dated March 17, 2000.
(9)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024, and 14,250 shares held by the Darren and Terry Jackson Foundation Inc., of which Mr. Jackson and his spouse are directors.
(10)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(11)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024, and 10,000 shares held by DLE Management Consulting LLC, of which Ms. Le is president and sole partner.
(12)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(13)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(14)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(15)    Includes 5,383 shares subject to RSUs vesting within sixty days of October 7, 2024.
(16)    Includes 10,000 shares held by Vimanmek Jr. LLC, of which Mr. Young is the sole member.
(17)    Includes 48,447 shares subject to RSUs vesting within sixty days of October 7, 2024.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to assist shareholders in understanding the Company’s executive compensation program by providing an overview of executive compensation-related policies, practices, and decisions for fiscal 2024.
For fiscal 2024, our Named Executive Officers (“NEOs”) were:
(i)Gregg A. Lowe, our President and Chief Executive Officer (our “CEO”); and
(ii)Neill P. Reynolds, our Executive Vice President and Chief Financial Officer (our “CFO”).
Compensation Discussion and Analysis Roadmap

Executive Summary Summary of our key business and performance highlights, how we determine pay, shareholder outreach and engagement, and responsiveness to shareholder feedback	23
Executive Compensation Philosophy and Design Objectives Description of our compensation philosophy and program	26
Compensation-Setting Process How the compensation committee oversees our executive compensation program	27
Compensation Elements Summary of our executive compensation program elements and changes for fiscal 2024	31
Other Compensation Elements and Practices Information on executive agreements and arrangements, additional policies, and tax and accounting considerations	36
Executive Summary
Who We Are. Wolfspeed is an innovator of wide bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Our product families include power devices and silicon carbide and gallium nitride materials. Our products are targeted for various applications such as electric vehicles, fast charging and renewable energy and storage.
Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products are also used in military communications, radar, satellite and telecommunication applications.
Fiscal 2024 Business Highlights. (Continuing operations only)
•Year-over-year revenue increased by $48.7 million to $807.2 million.
•Purchases of property and equipment, net were $2,095.5 million (net of $178.5 million in reimbursements) in fiscal 2024 as compared to $794.1 million (net of $155.5 million in reimbursements) in fiscal 2023.
•Design-ins were $9.1 billion in fiscal 2024 as compared to $7.9 billion in fiscal 2023.*
•Design-wins were $5.8 billion in fiscal 2024 as compared to $1.8 billion in fiscal 2023.*
In fiscal 2024, Wolfspeed continued to advance its position as the premier vertically integrated silicon carbide company, and we will continue to focus on the enhanced delivery of financial performance progress in fiscal 2025. A key driver of this progress has been the acceleration of our 200mm silicon carbide wafer technology. Our Mohawk Valley facility, the first fully operational 200mm silicon carbide fab, is now producing devices at lower costs and with higher yields compared to our legacy 150mm fab in Durham. This shift to 200mm enhances production efficiency and enables meaningful cost savings. We have targeted significant reductions in capital expenditures for fiscal 2025, balancing short-term profitability with long-term growth. Our focus remains on optimizing our U.S. operations, including the Mohawk Valley Fab in New York and the John Palmour Center for Silicon Carbide in North Carolina, to meet industry demand for high-quality silicon carbide materials.

* Please see our Annual Report on Form 10-K for the year ended June 30, 2024 for more information on how we calculate design-ins and design-wins and related considerations.
Fiscal 2024 Executive Compensation Highlights. To further align our executive compensation program with our financial and operational results and shareholder interests, the Compensation Committee of our Board of Directors (the “Committee”) took the following key actions with respect to our NEOs in fiscal 2024.
(i)Base salary and annual target performance-based cash incentive compensation opportunities: For fiscal 2024, the Committee determined not to increase the base salary or the annual target performance-based cash incentive compensation opportunities for our CEO or CFO for the second consecutive year.
(ii)Annual performance-based cash incentive awards: The Committee increased the weighting of the financial performance metrics as compared to fiscal 2023 from 70% to 90% of the target performance-based cash incentive compensation opportunities (thereby reducing the operational performance metrics from 30% to 10% of the target performance-based cash incentive compensation opportunities) and added a potential downward modifier for fiscal 2024 based on the Company-wide performance on an employee safety measure of Total Recordable Incident Rate (TRIR) for the fiscal year.

Performance Goal	Weighting
Revenue	30%
Gross Margin % (non-GAAP)	30%
Adjusted EBITDA	30%
ESG Initiatives	10%
Safety	Downward Modifier of up to -10%
Our aggregate weighted performance resulted in an approximately 16% achievement level for fiscal 2024 and, after applying the safety performance modifier, final payout was 15% of target.
(iii)Long-term incentive compensation awards: Reinforcing alignment of pay with performance, the grant value of our fiscal 2024 annual equity awards was delivered as a mix of 60% performance-based stock unit (“PSU”) awards and 40% time-based restricted stock unit (“RSU”) awards. PSU awards are based on relative total shareholder return (“TSR”) performance and require performance at the 55th percentile of the comparator group to earn a 100% target payout. The Committee determined not to increase the target value of the long-term incentive awards for our NEOs for fiscal 2024.
Pay-for-Performance Analysis.
Our executive compensation program is comprised of three primary elements: base salary, annual performance-based cash incentive compensation opportunities (cash bonus), and long-term incentive compensation in the form of PSUs and RSUs.
A significant percentage of the target total direct compensation opportunities for our CEO and CFO is structured as “performance-based” compensation, comprised of an annual short-term cash bonus opportunity and PSU awards.
In fiscal 2024, as detailed later in this Compensation Discussion and Analysis, the pay-for-performance structure of our executive compensation program operated as designed and intended. The annual cash bonus and long-term incentive compensation, in particular PSUs, paid at levels well below target based on our financial performance during fiscal 2024 (cash bonus), and performance at the end of fiscal 2024 and into early fiscal 2025 (PSUs).
The following charts illustrate the extent to which target total direct compensation opportunities for our CEO and CFO are “at risk,” as payout levels are based entirely on our performance. For each chart, the amounts shown represent fiscal 2024 base salary, fiscal 2024 annual target short-term cash bonus opportunities, and the grant date fair value of long-term incentive compensation awards granted in fiscal 2024, which were granted 60% in the form of PSU awards and 40% in the form of RSU awards.

Executive Compensation Policies and Practices.
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

☑ What We Do	☒ What We Don’t Do
•Design our executive compensation program to align pay and performance	•No special one-time awards to NEOs during fiscal 2023 or fiscal 2024, nor are any planned for fiscal 2025
•Design compensation programs that do not encourage excessive or unnecessary risk-taking	•No hedging or pledging of our common stock by our executive officers and the non-employee members of our Board of Directors
•Grant performance-based long-term incentive compensation awards subject to multi-year performance requirements	•No excise tax gross ups in connection with change in control payments
•Provide limited perquisites and other personal benefits	•No guaranteed short-term cash bonuses
•Maintain share ownership guidelines applicable to our CEO and other Executive Officers, equal to 6x and 2x their base salary, respectively, and to non-employee directors equal to 5x their annual cash retainer
•No repricing or exchange of underwater stock options without shareholder approval
•Maintain post-employment compensation policy that provides for “double-trigger” change in control equity award vesting	•No discounted or reloaded stock options
•Maintain a SEC and NYSE compliant compensation recovery (or “clawback”) policy that provides for the recovery of certain executive compensation in the event of accounting restatements resulting from material noncompliance with financial reporting requirements under securities laws
•No share-dividend equivalents paid pursuant to our long-term incentive compensation program before vesting of the underlying shares occurs
•Engage an independent compensation consultant for the Committee that does no other work for us	•No special retirement plans exclusively for executive officers
2023 Say-on-Pay Vote Results. Our non-binding shareholder advisory vote on the compensation of our NEOs (the “Say-on-Pay” vote) received the support of approximately 77.4% of the votes cast at the 2023 Annual Meeting of Shareholders. The Committee and our Board of Directors reviewed the result of the Say-on-Pay vote along with the other factors described in this Compensation Disclosure and Analysis and resolved to largely maintain the employee compensation programs unchanged for fiscal 2025 (fiscal 2024 compensation decisions were finalized in August 2024). In August 2024, the Committee recommended, and the Board approved, a $5,000 reduction in non-employee director cash compensation.

Commitment to Ongoing Outreach. We believe that consistent and regular shareholder engagement is important to maintain an active dialogue with our shareholders, and the Committee will continue to take into account shareholder feedback, current and future Say-on-Pay votes, and relevant market developments in order to determine whether any changes to our executive compensation program are warranted or advisable. We expect to continue our outreach efforts with respect to executive compensation, human capital management, and ESG matters in future years in order to ensure that we understand our shareholder views and concerns on each of these subjects for the consideration of our Board of Directors and the Committee. In September and October 2023, the Company reached out to our top 20 shareholders, representing approximately 80% of our outstanding shares of common stock, to obtain their opinions regarding our executive compensation programs, our 2023 LTIP and to discuss human capital management and other ESG topics as well. Given the compensation program changes made in previous years based on shareholder feedback, many of the top shareholders declined the opportunity for direct engagement about proxy voting matters in fall 2023, although such shareholders continue to regularly engage with the Company’s Investor Relations team.
Executive Compensation Philosophy and Design Objectives
Compensation Philosophy. The principal elements of our compensation philosophy include a competitive pay positioning strategy, a significant emphasis on incentive-driven pay, and performance goals that are appropriately aligned with our business strategy (in terms of both selection and attainability) and the long-term interests of our shareholders, as evidenced by the following considerations.
•The competition for executive talent in the technology sector generally, and the semiconductor industry specifically, continues to be high. In addition to continuing to compete for talent against other successful, established technology companies, we increasingly face an even more competitive landscape as some of the largest semiconductor companies expand into silicon carbide based power semiconductors, and as a wide range of smaller, high-growth companies focused on emerging technologies continue to develop. The Committee believes that a competitive target total direct compensation opportunity is critical to attract, retain, and reward the executive talent crucial to driving value for our shareholders. To that end, total compensation is designed to be competitive with a peer group of companies all vying for the top technical and leadership talent. Adjustments to each individual’s pay position take into account our desire to compensate our executive officers based primarily upon performance, criticality of role, and experience, while fairly balancing internal and external pay equity considerations among executive roles.
•Target total direct compensation opportunities are designed so that a substantial portion of executive pay is variable or “at risk,” based primarily on the achievement of specific financial measures or stock price performance over the short- and long-term.
•To further align our executive officers’ interests with those of our shareholders, the Committee structures our compensation opportunities so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility. Accordingly, as shown above in the “pay mix” charts, the target total direct compensation opportunities of our CEO and CFO consist primarily of variable cash and equity-based pay.
•By using financial, operational, and stock price metrics in our incentive compensation plans and awards, we provide a clear and quantifiable link to operational performance and stock price performance with the goal of creating long-term shareholder value.
We provide a competitive health and welfare benefits package to our executive officers, including our NEOs, that generally is available to other U.S. employees including a Section 401(k) retirement savings plan, health and welfare plans, group term life insurance plan, and an employee stock purchase program. In addition, our NEOs are eligible to participate in a voluntary executive physical program. These benefits are designed to allow our executive officers to maximize time and attention on activities designed to increase shareholder value.
We believe that the combination of these elements provides highly motivational incentives that link the pay of our executive officers to our performance and enables us to attract and retain the very best talent in a highly competitive market.
Compensation Design. The Committee believes that the compensation packages provided to our NEOs should include both cash and equity-based compensation. Performance-based compensation is used to reward performance as measured against established operational, financial, and strategic business goals, which only results in increased compensation to our NEOs if we meet or exceed these goals.

Compensation-Setting Process
The Committee is responsible for the executive compensation program design and decision-making process for the compensation of our NEOs. The Committee conducts regular reviews of our executive compensation policies and practices, including the methodologies for setting NEO target total direct compensation, the goals of our compensation program, and our underlying compensation philosophy. The Committee’s independent compensation consultant provides recommendations and market data that the Committee considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of our short- and long-term goals. The Committee also exercises its judgment in setting NEO compensation as to what is in the best interests of our Company and our shareholders.

Articulated compensation philosophy and pay for performance alignment
Shareholder Feedback
Compensation Decisions
Assessment of NEO performance and goal achievement
Market data from Independent Compensation Consultant
Assessment of business climate and industry factors

Role of the Committee. The Committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our NEOs.
In carrying out its responsibilities, the Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or align with compensation best practices, and reviews the performance of our NEOs when making decisions about their compensation.
Each year, the Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Committee also conducts an annual review of the compensation arrangements of our NEOs, typically during the fourth quarter of the previous fiscal year or the first quarter of the current fiscal year. The Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the Committee and revised as warranted. The charter is available on the “Investor Relations” section of our website.
Typically, during the last quarter of the previous fiscal year or the first quarter of the current fiscal year, or more frequently as warranted, the Committee reviews the annual base salary levels, annual short-term cash bonus opportunities, and long-term incentive compensation opportunities of our NEOs and all related performance criteria. Adjustments are generally effective at the beginning of the fiscal year (or shortly thereafter) or at the time of an in-year decision.
The Committee does not establish a specific target for formulating the target total direct compensation opportunities of our NEOs. Instead, in consultation with its compensation consultant, the Committee weighs various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the Committee and our Board of Directors;
•each individual NEO’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the prior performance of each individual NEO, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•the potential of each individual NEO to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our other executive officers and other senior management.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for our NEOs and other senior management. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our NEOs. The Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account the specific performance of the executive officers or our relative size and performance.
Instead, in making its determinations, and in consultation with its compensation consultant, the Committee reviews compensation information for a representative group of peer companies to the extent that the executive positions at these companies are considered comparable to our executive officers’ positions and informative of the competitive environment. The Committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and equity-based compensation awards granted under our executive compensation program.
The Committee reviews the 25th to 75th percentile market data for both target total cash compensation (consisting of base salary and annual target short-term cash bonus opportunities) and target total direct compensation (consisting of target total cash compensation plus target total long-term equity compensation), and generally targets the 50th percentile with deviations based on various factors. Annual long-term incentive compensation is then delivered in the form of PSU awards and RSU awards. For fiscal 2024, PSU awards represented 60% of each NEO’s total annual long-term equity compensation grant. Actual total cash compensation and actual total direct compensation for fiscal 2024 varied with the performance-based elements of total cash compensation or target total direct compensation based on corporate and individual performance for fiscal 2024 (and relative TSR over a three-year period for PSU awards). The Committee does not consider long-term equity compensation granted in prior fiscal years that have multi-year vesting and/or performance schedules in determining the target total direct compensation opportunity for a particular fiscal year to avoid “double counting” of compensation.
Role of Management. In discharging its responsibilities, the Committee works with members of our management, including our CEO. Our management assists the Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term equity compensation opportunities, and other compensation-related matters for our executive officers and other senior management, including our NEOs (except with respect to his own compensation), based on our CEO’s evaluation of their performance for the prior year.
At the beginning of each year, our CEO reviews the performance of our senior management or Senior Leadership Team (“SLT”) members, including our CFO, based on their overall performance and performance against business objectives established for them for the prior year, and then shares observations from these performance reviews and makes recommendations to the Committee for each element of compensation as described above. The annual business objectives for each SLT member are developed through mutual discussion and agreement between our CEO and the SLT member, and are based on the Company-wide business objectives for the year.
The Committee reviews and discusses our CEO’s recommendations and considers them as one factor in determining and approving the annual compensation of our SLT members, including our NEOs. Our CEO attends meetings of our Board of Directors and the Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.

Role of Compensation Consultant. During fiscal 2024, the Committee continued to retain Compensia to act as the Committee’s independent compensation consultant. The Committee assessed the independence of Compensia and determined its independence and that no conflicts of interest arose in connection with their provision of services to the Committee. The compensation consultant reports directly to the Committee and works with management only at the Committee’s direction.
For fiscal 2024, Compensia assisted the Committee with the following:
•Reviewing our Compensation Peer Group (as described below) and making recommendations for any changes to the Peer Group to the Committee;
•Reviewing the current executive compensation levels relative to the market and our performance and formulating recommendations with respect to each compensation element and target total direct compensation;
•Reviewing the current compensation arrangements for the non-employee members of our Board of Directors and assisting with the formulation of recommendations;
•Reviewing aggregate equity usage relative to market;
•Supporting our preparation of materials to be filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and definitive proxy statement, with respect to compensation matters; and
•Advising the Committee of executive compensation-related trends and developments over the course of the year.
Use of Competitive Market Data. During fiscal 2024, the Committee used competitive market analyses prepared by Compensia as a reference point to evaluate the competitiveness of our executive compensation program and the compensation packages for our SLT members, including our NEOs. Compensia developed a market composite (referred to herein as “market data”) using data from two sources: (1) public company filings from a select peer group (the “Compensation Peer Group”); and (2) the Radford Global Technology survey. The data presented in the survey is aggregated and individual company information is not determinable. Jobs of similar scope and responsibility as those at the companies in the Compensation Peer Group and included in the Radford survey were identified and a market composite was created for each of the executive officer roles. The Committee used this market data to analyze base salary, annual short-term cash bonuses, target total cash compensation, equity compensation, and target total direct compensation.
Peer Group
The Committee, assisted by Compensia, underwent a rigorous annual evaluation of our Compensation Peer Group in the spring of 2023 to assist with compensation decisions for fiscal 2024. The companies in the Compensation Peer Group were selected based on the following criteria:
•companies operating in the semiconductor industry;
•companies that operate fabrication plants (or “fabs”);
•“clean” technology companies (those who offer products and services to reduce the use of natural resources);
•companies with comparable annual revenue and market capitalization;
•companies against which we compete for executive talent;
•companies that allow for sufficient room to grow without over- or under-extending; and
•sensitivity to the criteria the major proxy advisor services (e.g., ISS and Glass Lewis) will apply when determining their “Say on Pay” proposal voting recommendations.
In April 2023, following its annual review, the Committee approved the following changes to the Compensation Peer Group effective for fiscal 2024 compensation decision-making. For fiscal 2024, the Committee removed four peer group companies (Marvell Technology Group Ltd, ON Semiconductor Corporation, SMART Global Holdings, Inc. and Skyworks Solutions, Inc.) from the Compensation Peer Group due to size relative to Wolfspeed and added four companies (Allegro MicroSystems, Enphase Energy, Lattice Semiconductor and Universal Display).

The companies comprising the Compensation Peer Group used as a reference to assist the Committee in its deliberations with respect to fiscal 2024 pay decisions were:

Advanced Energy Industries, Inc.	Monolithic Power Systems, Inc.
Allegro Microsystem, Inc.	Power Integrations, Inc.
Cirrus Logic, Inc.	Qorvo, Inc.
Coherent Corp. (f/k/a II-VI Incorporated)	Semtech Corporation
Diodes Incorporated	Silicon Laboratories Inc.
Enphase Energy	Synaptics Incorporated
Entegris, Inc.	Teradyne, Inc.
Lattice Semiconductor	Universal Display
MACOM Technology Solutions Holdings, Inc.
Compensia used the foregoing Compensation Peer Group to develop the market data analysis that was provided to the Committee to assist it in its fiscal 2024 executive compensation decision-making.
The Committee, assisted by Compensia, also undertook a rigorous annual evaluation of our compensation peer group in the spring of 2024 to assist with compensation decisions for fiscal 2025. The companies in the fiscal 2025 Compensation Peer Group were selected based on the same criteria as described above taking into account changes in both our business and the businesses of the companies in the peer group.
For fiscal 2025, the Committee removed four peer group companies (Enphase Energy, Entegris, Monolithic Power Systems and Teradyne) from the Compensation Peer Group due to size relative to Wolfspeed and added four companies (Cohu, MaxLinear, Novanta and Photronics).
While the Committee relies on the Compensation Peer Group analysis to provide data about and understand the competitive market and relevant trends, it does not consider the peer group analysis as a substitute for its collective business judgment.

Compensation Elements
The primary elements of our executive compensation program are described below. The term “market data” is described under “Competitive Positioning” above.

Element/Percentage of Target TDC	Why We Pay This Element	Key Characteristics	How We Determine Amount
Base Salary	•Provides market competitive levels of fixed pay to attract and retain our NEOs	•Cash •Fixed •Annual	•Market rate, internal pay equity, experience, and critical skills

Cash Bonus
•Provides competitive incentives to achieve difficult annual financial, operational and strategic business goals
•Pay-for-performance
•Shareholder alignment
•Strategic alignment with long-term business strategy
		•Cash •At-risk •Performance-based •Annual	•90% financial –30% revenue –30% non-GAAP gross margin –30% Adjusted EBITDA •10% ESG initiatives •Subject to potential downward safety modifier

PSU Awards
•Provides strategic alignment incentivizing achievement of multi-year business plan based on TSR relative to Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors
•Pay-for-performance
•Shareholder alignment

		•Equity •At-risk •Performance-based	•Market rate, internal pay equity, experience, and critical skills

RSU Awards	•Achieves retention objectives •Shareholder alignment	•Equity •At-risk	•Market rate, internal pay equity, experience, and critical skills

The Committee demonstrates its commitment to paying our SLT members, including our NEOs, based on performance through the design of our executive compensation program and the setting of “stretch” goals that support our growth strategy and commitment to increasing sustainable shareholder value. The Committee is also committed to maintaining an executive compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on us.
Base Salary:
Base salaries are established for each executive officer based on job responsibilities along with consideration of a competitive range derived from the relevant market data. The Committee considers several factors when determining whether and where to set actual base salaries within the competitive range and whether to increase the base salaries.
Given the Committee’s assessment of the above factors and our overall performance in fiscal 2023, the Committee determined to maintain the base salaries of our CEO and CFO for fiscal 2024 at their fiscal 2023 annual levels.

Executive Officer	Fiscal 2023 Salary	Fiscal 2024 Salary	Percentage Change
Gregg A. Lowe	$875,000	$875,000	0%
Neill P. Reynolds	$600,000	$600,000	0%
2024 Annual Short-Term Cash Bonus Program:
We provide the opportunity to earn performance-based cash bonuses to our CEO and CFO based on the Committee’s determination of achievement of annual performance objectives established at the beginning of the fiscal year.
Our CEO and CFO were eligible to receive annual short-term cash bonuses under the Fiscal Year 2024 Wolfspeed Bonus Plan. Neither of our NEOs participates in any other performance-based cash incentive plan. Awards are paid based on achievement of performance objectives and are calculated using a pre-established formula based on the level of our performance, and the target annual short-term cash bonus award opportunities are expressed as a percentage of each NEO’s base salary. In August 2023, each of Messrs. Lowe and Reynolds received short-term cash bonus award opportunities for fiscal 2024 based on the performance metrics and with the associated annual target levels described below.
Except as provided in the Change in Control Agreement with respect to our CEO and the SLT Severance Plan with respect to our CFO, in each case as discussed below, or with respect to death or long-term disability, (1) a NEO must have been continuously employed as an executive officer through the last day of the performance period; (2) the short-term cash bonus awards are not considered earned until the last day of the performance period; and (3) if the NEO terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his short-term cash bonus award.
Target annual short-term cash bonus award opportunities for our NEOs are reviewed by the Committee annually as part of its annual executive compensation review. Following its review of a competitive market assessment of executive compensation levels prepared by Compensia, the Committee determined to maintain the current target annual cash bonus award opportunities of our NEOs for fiscal 2024.
The target annual bonus opportunities for our NEOs for fiscal 2024 were as follows:

Executive Officer	Fiscal 2024 Target Annual Bonus Opportunity (as a percentage of base salary)
Gregg A. Lowe	140%
Neill P. Reynolds	100%
Goal Setting Process and Rationale:
The Committee spends considerable time evaluating the appropriate corporate operational, financial, and business performance goals to be included in the annual short-term cash bonus plan each fiscal year. After such evaluation for fiscal 2024, the Committee determined to increase the corporate financial goal weighting to 90% (from 70%) with the remaining 10% based on ESG initiatives. ESG initiatives include emissions reduction, water recycling and diversity, equity and inclusion (DEI) initiatives. For fiscal 2024, in addition to financial and ESG initiatives, the Committee determined to include a potential downward modifier of up to a 10% reduction based on the Company’s TRIR for fiscal 2024. TRIR is a key safety metric used to measure the number of work-related injuries and illnesses that occur each year, typically expressed per 100 full-time employees. This measure helps Wolfspeed assess our safety performance and identify areas for improvement.
The design of our fiscal 2024 Annual Performance-Based Cash Bonus Program was as follows:

Base Salary
Target Cash Bonus Award
30%
Annual Corporate
Revenue
30%
Annual Corporate
Gross Margin %
(non-GAAP)
30%
Annual Corporate
Adjusted EBITDA
10%
ESG Initiatives
Threshold Award
25%
Maximum Award
200%
Final Payout Subject to Potential Downward Safety Modifier (Up to 10% Reduction)

When determining the level of award payable as short-term cash bonuses, performance against each objective is weighted in determining the amount of the annual award payment. If attainment of an individual performance objective did not meet the threshold performance level for that objective, no payment would be earned for that objective. If attainment of an individual performance objective was met or exceeded at the threshold performance level for that objective, but fell below the target performance level, a payment would be earned of at least 25% for that objective but less than 100% of the target award opportunity for such individual objective. If attainment of an individual performance objective met or exceeded the target performance level but fell below the maximum performance level, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such individual objective. The maximum payment for any individual performance objective, and subsequently the total annual award payout is 200% of the target annual short-term cash bonus award opportunity. The potential downward modifier is applied once achievement of the individual performance objectives has been determined and aggregated. Therefore, the total annual short-tern cash bonus award payment percentage is the sum of the percentage of achievement of each performance objective, reduced by the safety modifier (if applicable) and rounded to the nearest whole percentage.
Performance Results:
The performance objectives established by the Committee for fiscal 2024 and our corresponding actual performance with respect to each objective are set forth in the following table:

Performance Goal	Weighting	Threshold	Target	Maximum	Actual Results	Calculated Payment Percentage
Revenue	30%	$800M	$987M	$1,100M	$807M	8.5%
Non-GAAP Gross Margin % (1)	30%	18%	23%	32%	13%	0%
Adjusted EBITDA (2)	30%	($94M)	($20M)	$68M	($162.5M)	0%
ESG Initiatives 15% reduction of scope 1 emissions 17% water recycling rate DEI	10% 3.3% 3.3% 3.4%	12% 13.6% 80%	15% 17% 100%	30% 34% 200%	(47)% 111% 121%	0% 3.7% 4.1%
Safety Modifier (Total Reportable Incident Rate)	Downward Modifier	*	*	*	*	5%
________________
(1)Non-GAAP gross margin is defined as GAAP gross margin excluding stock-based compensation expense.

(2)Adjusted EBITDA is defined as net loss before interest expense, income tax expense, and depreciation and amortization expense and excluding stock-based compensation expense, project, transformation and transaction costs, executive severance costs, loss (gain) on legal proceedings, gain on equity investment and loss on Wafer Supply Agreement. Please see the Company’s earnings release for the fourth quarter and fiscal year ended June 30, 2024 included as Exhibit 99.1 to the Form 8-K furnished to the Securities and Exchange Commission on August 21, 2024, for more information on these adjustments (which exhibit is not incorporated by reference in, and is not part of, this proxy statement).
The total calculated bonus payout percentage for fiscal 2024 was 16.2% before application of the safety modifier and rounding. This was primarily due to two of the three financial performance metrics (non-GAAP gross margin and adjusted EBITDA) not meeting the threshold and the final financial performance measure (revenue) meeting the threshold but not target performance. After applying a 5% reduction of such calculated bonus payout percentage for the safety modifier and rounding to the nearest whole number, the final total bonus payout percentage was 15%.
The following table sets forth, for each NEO, the Committee’s approved annual performance-based cash incentive compensation award payment under our fiscal 2024 Annual Short-Term Cash Bonus Program:

Executive Officer	Fiscal 2024 Target Annual Bonus Opportunity	Total Amount Awarded	Total Award as a Percent of Target	Total Award as a Percent of Base Salary
Gregg A. Lowe	$1,225,000	$183,750	15%	21%
Neill P. Reynolds	$600,000	$90,000	15%	15%
Long-Term Incentive Compensation Program. Equity awards are granted to our NEOs under the shareholder approved LTIP in effect at the time of grant to motivate them to achieve our financial, operational, and strategic business objectives, align their performance with shareholder interests, providing an opportunity for these executive officers to increase their ownership in the Company, and also providing for their retention. The Committee emphasizes the importance of shareholder value growth by endeavoring to create compensation packages for our NEOs, with the majority of their target total direct compensation opportunity for any fiscal year to be earned through PSU awards and/or RSU awards granted under the then in-effect LTIP.
The Committee grants all annual equity awards under the then-effective LTIP on August 1 to align the grant date with our internal focal performance review cycle, and also to grant these awards close to the beginning of the current fiscal year.
The Committee-approved target equity award values for Mr. Lowe and Mr. Reynolds for fiscal 2024 were $7,000,000 and $2,800,000, respectively, which amounts were equal to the target equity award values approved by the Committee for fiscal 2023. To determine the actual number of RSUs and PSUs awarded, the Committee-approved target value is divided by a 30 trading-day average of our closing price up to and including the grant date, which average was $60.53. The total grant date values based on the closing price of $63.25 on August 1, 2023 is 4.5% higher than the award value used by the Committee to calculate the number of units awarded. The amounts reported below are not the grant date fair values calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718.
The Committee approved RSU and PSU equity awards for each of our NEOs as follows:

Executive Officer	FY24 Total Grant Date Value	RSUs			PSUs
		Number Awarded	Grant Date Value	Percentage of Total Grant Value	Number Awarded	Grant Date Value	Percentage of Total Grant Value
Gregg A. Lowe	$7,313,914	46,254	$2,925,566	40%	69,381	$4,388,348	60%
Neill P. Reynolds	$2,925,502	18,501	$1,170,188	40%	27,752	$1,755,314	60%
Restricted Stock Unit (RSU) Awards.
RSU awards, which are subject to time-based vesting, align the interests of our NEOs with the interests of our shareholders as the value of the RSU awards fluctuates with changes in the market value of our common stock. The primary value of RSU awards, however, is that they create a strong incentive for executive retention, because our NEOs will realize the value of these awards only upon vesting.
The fiscal 2024 RSU awards vest ratably in equal annual increments over four years from the grant date, contingent on continued employment as of each vesting date. Vesting ends upon termination of employment, and all unvested RSUs are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the SLT Severance Plan (or for our CEO, his Change in Control Agreement), however, vesting of RSU awards may also be accelerated in certain circumstances as discussed below.

Performance Stock Unit (PSU) Awards.
PSU awards further align the interests of our NEOs with the interests of our shareholders because not only does the value of the PSU awards fluctuate with changes in the market value of our common stock, but the performance objectives must first be met for the PSU awards to be earned and vest. PSU awards also serve our retention objectives similar to RSU awards, because our NEOs will realize the value of these awards only if the PSUs are earned and vest.
The fiscal 2024 PSU awards, if earned, vest three years after the date of grant. The actual number of shares of our common stock received under the PSU awards at the end of the three-year performance period will be equal to the number of units awarded multiplied by the “Payout Factor” described below. The performance threshold for the PSU awards will be based on our relative TSR compared to a peer group of companies listed on the Nasdaq Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Component Sectors and, for fiscal 2024, NYSE-traded companies with Semiconductor or Semiconductor Equipment as the primary classification (the “TSR Peer Group”) over the period beginning on August 1, 2023 and ending immediately prior to the vesting date of July 31, 2026 (the “Measurement Period”). The starting value for the calculation of the Payout Factor was the 90 calendar-day average price for our common stock through July 31, 2023 and the ending value for the calculation will be the average share price for our common stock for the 90 calendar days prior to the end of the Measurement Period. Our TSR will then be compared to the performance of the TSR Peer Group over the three-year period. The number of shares of our common stock that will be issued as payment for the number of units earned will be calculated in accordance with the following schedule:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Factor
75th Percentile or Higher	200%
55th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%
Straight line interpolation will be used to determine the payout factor for performance that falls between the ranking levels shown above, provided that the payout factor for performance below the 25th percentile will be 0%, and the payout factor for performance at or above the 75th percentile will be capped at 200%. Vesting of the fiscal 2024 PSU awards ends upon termination of employment. Under the terms of the SLT Severance Plan (or for our CEO, his Change in Control Agreement) or in the case of death or termination of employment due to disability, however, vesting of the PSU awards may be accelerated in certain circumstances as discussed below.
Results of Prior PSU Grants
With respect to our August 2020 (fiscal 2021) PSU grants to our NEOs, our three-year TSR of -6.95% for the three-year performance period ended August 1, 2023 placed us at the 26th percentile of the TSR Peer Group. Based on the payout schedule in place for that fiscal 2021 PSU award (shown below), our NEOs earned 52% of their respective target awards.

Relative Total Shareholder Return Ranking over Measurement Period	Payout Factor
75th Percentile or Higher	150%
50th Percentile to 74th Percentile	100%
25th Percentile to 49th Percentile	50%
Below 25th Percentile	0%
With respect to our CEO’s one-time performance and retention PSU award granted in September 2020 that vested in September 2023 (during fiscal 2024), actual performance achievements resulted in a payout of 92.5% of the target. The number of shares of the Company’s common stock earned on settlement of the award was based on the Company’s actual achievement of certain performance criteria as compared against pre-established targets during the period beginning on the grant date and ending immediately prior to the third anniversary of the grant date (such period, the “Performance Period”). The Compensation Committee determined that, during the Performance Period, design-ins were $17.6 billion, which was 150% of target, MOSFET weighted-average yield was achieved at 120% of target*, and DEI initiatives were achieved at target. The Compensation Committee determined that the performance metric for completion of the Mohawk Valley Fab building and fit out (measured by wafer starts per week during the Performance Period) did not meet threshold of 1,500 wafer starts per week.
*We believe that disclosing the target and actual MOSFET weighted-average yield performance would cause competitive harm to us by revealing highly confidential and proprietary information about our manufacturing process and operations without adding meaningfully to the understanding of our executive compensation arrangements. However, like the target levels for all the performance objectives, the Committee set the threshold, target, and maximum performance levels at definitive, rigorous, and objective levels so as to require improvement during the Performance Period and significant leadership effort and achievement by our CEO. More specifically, the Committee believed the target-level goal may be characterized as “strong performance,” meaning that based on historical performance, attainment of this performance level was uncertain when established (but the Committee believed that the target performance could be achieved), while the threshold performance level was believed to be more likely to be achieved, and the maximum performance level represented a more aggressive level of performance.
Other Compensation Elements and Practices
Health and Welfare Benefits. Generally, our NEOs are eligible to and participate in only those benefit and retirement programs available to other U.S. employees, including our Section 401(k) retirement savings plan, health and welfare plans, group term life insurance plan, and our employee stock purchase program. Our NEOs receive matching contributions under the Section 401(k) plan consistent with other participating employees. We match 100% of the first 1% of an employee’s contribution, and 50% of the next 5% of an employee’s eligible contribution.
Consistent with our compensation philosophy, the Committee seeks to limit the perquisites and other personal benefits provided to our NEOs. Our SLT members, including our NEOs, are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage our SLT members to receive regular comprehensive physical examinations, as their future health and well-being are important to our success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once per calendar year at a facility designated by us.
No NEO received perquisites or other personal benefits exceeding $10,000 in fiscal 2024.
Post-Termination Compensation Arrangements. The Committee has approved the severance payments and benefits described below following termination of employment, both in the context of a change in control of the Company and in other circumstances, to encourage our SLT members, including our NEOs, to act in our best interests without regard to potential concerns for loss of income in the event of a disagreement with management or our Board of Directors that leads to their termination of employment.
In connection with his appointment as our CEO in September 2017, we entered into a Change in Control Agreement with Mr. Lowe setting forth his severance payments and benefits in the event of the termination of his employment by us without cause or by him for good reason, including in connection with a change in control of the Company. See “Potential Payments upon Termination or Change in Control” for the details about this agreement.
The SLT Severance Plan, which was originally adopted in April 2018 and was most recently amended and restated as of June 21, 2024, is designed to provide severance payments and benefits to our executive officers who report directly to our CEO and who serve on the SLT, including Mr. Reynolds, in the event of their termination of employment without cause or their resignation for good reason.
Under the Change in Control Agreement and the SLT Severance Plan, severance payments and benefits in connection with a change in control of the Company are subject to a “double-trigger” feature, which means that payments are not triggered on a change in control unless, in connection with the change in control, the employment of the executive officer either (1) is terminated without cause (but not as a result of his death or long-term disability); or (2) terminated by the executive officer for good reason within 24 months of such change in control. See “Potential Payments upon Termination or Change in Control” below for additional information on our severance arrangements with our NEOs.
Share Ownership Guidelines. Our Board of Directors has adopted Corporate Governance Guidelines that include share ownership guidelines for the non-employee members of our Board of Directors and our executive officers, including our NEOs. Under these guidelines, within five years after election or appointment:
•our CEO is expected to hold shares of our common stock with a value not less than six times his annual base salary;
•each other executive officer, including our CFO, is expected to hold shares of our common stock with a value not less than two times the executive officer’s annual base salary; and
•each non-employee member of our Board of Directors is expected to hold shares of our common stock with a value not less than five times the sum of the director’s annual cash retainers for service on our Board of Directors and on Board Committees.
Shares held and owned, including outstanding RSU awards, count toward the share ownership requirement. Any outstanding stock option (vested or unvested) and outstanding PSU award does not count toward the share ownership requirement. Presently all non-employee directors and executive officers are compliant with their respective stock ownership guideline.

Anti-Hedging and Pledging Policies. We have adopted a Securities Trading Policy that prohibits all employees, including our NEOs, and the non-employee members of our Board of Directors from entering into any pledging or margin account transactions involving our equity securities. In addition, the Securities Trading Policy provides that hedging transactions in our equity securities are prohibited for all employees (including our executive officers) and the non-employee members of our Board of Directors.
Compensation Recovery Policy. On November 29, 2023, the Committee adopted a new compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the NYSE, which provides for the mandatory recovery from current and former executive officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Deductibility of Executive Compensation. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring our executive compensation program and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
Accounting for Stock-Based Compensation. FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards granted under our equity incentive award plans. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain plans and programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Option Awards. The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments, and the Committee does not presently intend to introduce such awards into the executive compensation program. Accordingly, the Company has no specific policy or practice on the timing of awards of such options or similar awards in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Committee intends to adopt appropriate policies and practices regarding the timing of such awards in relation to the disclosure of material nonpublic information.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management on October 4, 2024 and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Glenda M. Dorchak, Chair
Duy-Loan T. Le
Marvin A. Riley
Thomas H. Werner

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2024.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Gregg A. Lowe	2024	$875,000	—	$10,329,212	$183,750	$11,762	$11,399,724
CEO and President	2023	$875,000	—	$11,285,988	$306,250	$10,601	$12,477,839
	2022	$875,000	—	$7,295,016	$1,102,500	$9,500	$9,282,016

Neill P. Reynolds	2024	$600,000	—	$4,131,604	$90,000	$11,396	$4,833,000
Executive Vice President and CFO	2023	$600,000	—	$4,514,384	$150,000	$10,675	$5,275,059
	2022	$550,000	—	$1,683,417	$455,400	$13,616	$2,702,433

________________
(1)Represents the aggregate grant date fair value of service-based RSUs and PSUs granted during the fiscal years shown calculated in accordance with ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. For the PSUs that vest based on relative TSR, the probable outcome of achievement and grant date fair value was determined using a Monte Carlo simulation model.
(2)Amounts listed in in column (g) represent amounts paid under our Annual Short-Term Cash Bonus Program. For additional information regarding the 2024 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(3)Amounts listed in column (i) include matching contributions to the 401(k) retirement plan. No named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2022 through 2024 unless previously disclosed.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2024. All RSUs and PSUs were granted under the Prior LTIP. No stock options were granted to the named executive officers in fiscal 2024.
Grants of Plan-Based Awards in Fiscal 2024

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Gregg A.			$306,250	$1,225,000	$2,450,000							—	—	—	—
Lowe	8/1/2023	7/31/2023	—	—	—	34,691	(2)	69,381	(2)	138,762	(2)	—	—	—	$7,403,647
	8/1/2023	7/31/2023	—	—	—	—		—		—		46,254	—	—	$2,925,566

Neill P.			$150,000	$600,000	$1,200,000							—	—	—	—
Reynolds	8/1/2023	7/31/2023	—	—	—	13,876	(2)	27,752	(2)	55,504	(2)	—	—	—	$2,961,416
	8/1/2023	7/31/2023	—	—	—	—		—		—		18,501	—	—	$1,170,188

________________
(1)    Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under our 2024 Annual Short-Term Cash Bonus Program.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  Threshold payment amounts assume only the attainment of the minimum performance level for each individual goal and are paid at 25% of the target incentive.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target goals. Maximum payment amounts reflect the payout cap of 200% of the target incentive, which assumes goal attainment of the maximum goals. The threshold, target and maximum amounts assume no downward modification based on performance on certain predetermined safety measures. For fiscal 2024, the annual operational, financial and business goal targets approved by the Compensation Committee were stated in terms of revenue, non-GAAP gross margin, adjusted EBITDA, and accomplishment of ESG initiatives, subject to the safety modifier. For additional information regarding the 2024 Annual Short-Term Cash Bonus Program, see “Compensation Discussion and Analysis” above.
(2)    The target represents the number of PSUs granted on the grant date. Actual shares earned and issued will be determined at the end of the measurement period (three years after grant date). The number of shares that will be issued is calculated by measuring the Company’s relative TSR on the third anniversary of the grant date as compared to the TSR Peer Group. If the Company’s TSR performance is at the 75th percentile or higher, the maximum number of shares will be issued (200% of target). If the Company’s TSR performance is at the 55th percentile, the target number of shares will be issued. If the Company’s TSR performance is at the 25th percentile, the threshold number of shares will be issued (50% of target). Linear interpolation shall be used to determine the payout level and shares issued for performance that falls between the 25th percentile and the 75th percentile, provided that there will be no shares issued for performance below the 25th percentile, and any performance above the 75th percentile results in the maximum number of shares issued. For additional information regarding the fiscal 2024 PSU awards, see “Compensation Discussion and Analysis” above.
(3)    The RSUs granted to Messrs. Lowe and Reynolds vest in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 30, 2024.
Outstanding Equity Awards at 2024 Fiscal Year-End

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Gregg A. Lowe	104,796	(3)	$2,385,157	81,370	(4)	$1,851,947

Neill P. Reynolds	37,195	(5)	$846,558	29,606	(6)	$673,821

________________
(1)    The RSUs and PSUs listed were granted under the Prior LTIP.
(2)    Market value of shares that have not vested is based on $22.76 per share (the closing price of our common stock as reported by the NYSE on June 28, 2024, the last business day of the Company’s fiscal 2024).
(3)    Includes RSUs that vest as to 41,886 shares on August 1, 2024, as to 30,019 shares on August 1, 2025, as to 21,328 shares on August 1, 2026, and as to 11,563 shares on August 1, 2027.
(4)    Includes (a) PSUs that vest as to 17,382 shares on August 1, 2024, as to 29,297 shares on August 1, 2025, and as to 34,691 shares on August 1, 2026 if the applicable performance targets for each period are satisfied (assuming threshold achievement and a Payout Factor of 50%).
(5)    Includes RSUs that vest as to 13,503 shares on August 1, 2024, as to 10,536 shares on August 1, 2025, as to 8,531 shares on August 1, 2026, and as to 4,625 shares on August 1, 2027.
(6)    Includes PSUs that vest as to 4,011 shares on August 1, 2024, as to 11,719 shares on August 1, 2025, and as to 13,876 shares on August 1, 2026 if the applicable performance targets for each period are satisfied (assuming threshold achievement and a Payout Factor of 50%).

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of RSUs held by the named executive officers during fiscal 2024.
Option Exercises and Stock Vested in Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregg A. Lowe	—	—	121,511	$6,741,059	(1)

Neill P. Reynolds	—	—	40,314	$1,791,348	(2)

________________
(1)    The value realized on vesting is based on $63.25 per share (the closing price of our common stock as reported by the NYSE on August 1, 2023) as to 42,298 RSU shares and 24,680 PSU shares and $45.93 per share (the closing price of our common stock as reported by the NYSE on September 1, 2023) as to 54,533 PSU shares.
(2)    The value realized on vesting is based on $63.25 per share (the closing price of our common stock as reported by the NYSE on August 1, 2023) as to 11,400 RSU shares and 6,170 PSU shares and $29.90 per share (the closing price of our common stock as reported by the NYSE on April 1, 2024) as to 22,744 RSU shares.

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers in each case provide for certain payments to be made upon termination without cause or resignation for good reason in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 24 months;	•	continued payment of the executive’s regular salary for 18 months;
•	a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs;	•	a lump sum payment equal to 1.5 times the executive’s target annual incentive award for the year in which the termination occurs;
•	a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe;	•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for the executive;
•	full accelerated vesting with respect to his then outstanding, unvested RSUs and other equity awards that vest solely based on the passage of time, and full accelerated vesting with respect to his then outstanding, unvested PSUs, with all performance objectives deemed to have been satisfied at the greater of (i) the target level (target being a Payout Factor of 100%); and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and	•	accelerated vesting of RSUs and options that are subject to time-based vesting requirements only, so that they become vested by the date employment terminates, and deemed vesting of any unvested PSUs at the greater of (i) the target level and (ii) the actual performance level (with the date of the Change in Control being treated as the ending date for the measurement period and the effective stock price of the Change in Control being used for the calculation of relative total shareholder return); and
•	reimbursement by the Company for any loss incurred in the sale of Mr. Lowe’s primary North Carolina residence.	•	outplacement benefits for 12 months.
In the event amounts payable under the Change in Control Agreement or SLT Severance Plan, as applicable, or otherwise are contingent on a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and it is determined that any payment or benefit made or provided to the executive would be subject to the excise tax imposed by Section 4999 of the Code, the payments to such executive under the Change in Control Agreement or SLT Severance Plan, as applicable, will either be (i) paid in full or (ii) reduced to an amount that would not trigger the Section 280G-related excise tax, whichever results in the executive receiving the greatest after tax payment.
The Change in Control Agreement also provides that, if Mr. Lowe becomes generally disabled and his employment is terminated before he becomes eligible for benefits under our long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he ceases to be generally disabled, in each case in connection with a change in control, he will be entitled to severance benefits under the Change in Control Agreement.
Payments to the Named Executive Officers Made Upon Termination Without Cause or Resignation for Good Reason Not in Connection with a Change in Control
The Change in Control Agreement with Mr. Lowe and the SLT Severance Plan for any other named executive officers (for fiscal 2024, Mr. Reynolds) in each case provide for certain payments to be made upon termination without cause or resignation for good reason not in connection with a change in control. Mr. Lowe (under the Change in Control Agreement) and Mr. Reynolds (under the SLT Severance Plan), if his employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was not in connection with a change in control, will be entitled to receive the following benefits:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	continued payment of Mr. Lowe’s base salary for 18 months;	•	continued payment of the executive’s base salary for 12 months;
•	a lump sum payment equal to 1.5 times his target annual incentive award for the fiscal year in which the termination occur;	•	a lump sum payment equal to the executive’s target annual incentive award for the fiscal year in which the termination occurred;
•	a lump sum payment equal to 18 multiplied by the COBRA premium in effect for the type of medical, dental, and vision coverage then in effect for Mr. Lowe; and	•
reimbursement for the additional costs of continuing the executive’s group medical, dental and vision coverage under COBRA for 12 months or until he is eligible for new healthcare coverage, whichever is shorter;

•	conditioned upon Mr. Lowe’s fulfillment of his obligation for consulting, to the extent required by the Company, continued vesting of RSUs and options granted to Mr. Lowe under the LTIPs that are subject to time-based vesting requirements only during the 18 months following the date of employment termination as if Mr. Lowe’s employment had not terminated, and continued vesting during the 18 months following the date of termination of PSUs in accordance with the terms of such awards as if Mr. Lowe’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIPs and the applicable award agreement, including prorating for the portion of time Mr. Lowe provided services to the Company over the course of the applicable performance period and such additional 18-month period, as applicable.	•	conditioned upon the executive’s fulfillment of his obligation for consulting, to the extent required by the Company, continued vesting of RSUs and options during the 12 months following the date of employment termination as if the executive’s employment had not terminated, and continued vesting of PSUs during the 12 months following the date of termination in accordance with the terms of such awards as if the executive’s employment had not terminated, although PSUs that may vest will be paid out based upon actual Company performance in accordance with the terms of the LTIPs and the applicable award agreement, including prorating for the portion of time the executive provided services to the Company over the course of the applicable performance period and such additional 12-month period, as applicable; and
		•	outplacement benefits for 12 months.
Further Conditions to Severance Benefits
As a condition to the receipt of the benefits described above under the Change in Control Agreement, Mr. Lowe must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors, or its officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Lowe and the Company (the “Confidential Information Agreement”), as amended by the Change in Control Agreement. Pursuant to the Change in Control Agreement, the period during which such noncompetition provisions of the Confidential Information Agreement apply will be (x) 24 months following Mr. Lowe’s termination (or such longer period used to calculate continued salary payments) in the event that he is entitled to severance payments in connection with a change in control as described above or (y) 18 months in the event that Mr. Lowe is entitled to severance payments not in connection with a change in control.
As a condition of eligibility to participate in the SLT Severance Plan, each executive must (i) sign and not revoke a release of claims, (ii) sign a participation agreement under which, among other things, such executive agrees to waive any rights he or she might still have under certain other Company sponsored severance programs; and (iii) continue to comply with the terms of the executive’s Confidential Information Agreement, which, in the event that the executive is entitled to severance payments in connection with a change in control as described above, will be amended by the release to provide that the post-separation restrictive period applicable to the noncompetition and nonsolicitation provisions contained therein will extend until the end of the 18-month period following the executive’s termination date (or such longer period used to calculate continued salary payments).
Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in the Change in Control Agreement and SLT Severance Plan as follows:
“Cause” means:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•
Mr. Lowe’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. Lowe a reasonable period of time to cure;
•
an executive’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of the executive’s position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by Mr. Lowe in connection with his responsibilities as an employee of the Company;	•
any material and willful failure of an executive to comply with Company policies (including but not limited to the Company’s Code of Conduct), applicable government laws, rules and regulations and/or reasonable directives of the CEO or Board of Directors;

•
any act of personal dishonesty taken by Mr. Lowe in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;
•
any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by an executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;

•
Mr. Lowe’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or
•
an executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;

•	Mr. Lowe materially breaching his Confidential Information Agreement, which breach is not cured.	•	an executive’s material breach of his Confidential Information Agreement.
•
an executive’s failure to fully disclose any material conflict of interest that he may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

		•	an executive’s commission of any act or omission that has caused or could cause material reputational damage to the Company.

“Good reason” generally means the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, if applicable, subject to certain notice and cure provisions:

Change in Control Agreement (Mr. Lowe):		SLT Severance Plan:
•	a material reduction in Mr. Lowe’s authority, duties or responsibilities, including removal from, or a failure to elect Mr. Lowe to, the Board of Directors;	•
a material reduction in the executive’s authority, duties or responsibilities, provided however, that this will not apply to the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit for which the applicable executive was not the primary executive responsible;

•
a material reduction in Mr. Lowe’s base salary or target annual and long-term incentive compensation, other than a one-time reduction in either case that also is applied to substantially all other executive officers of the Company, provided that Mr. Lowe’s reduction is substantially proportionate to the reduction applied to substantially all other executive officers;
		•	a material reduction in the executive’s annual base salary, target annual compensation (bonus), or long-term incentive compensation (including, but not limited to equity compensation);
•	the Company requiring Mr. Lowe to report to anyone other than the Board of Directors; or	•	the Company requiring the executive to report to anyone other than the CEO of the Company; or
•
the Company requiring Mr. Lowe to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code) from Mr. Lowe’s current principal place of employment.
•
the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from his current principal place of employment.

“Change in control” generally means any of the following events:
•any person or group of persons becomes the beneficial owner of 50% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;
•a sale or other disposition of all or substantially all of our assets;
•shareholder approval of a definitive agreement or plan to liquidate our company;
•a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;

•a change in the majority of the incumbent directors of the Board of Directors during a consecutive 24-month period during the executive’s employment term, excluding such changes resulting from directors who are elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors qualifying as incumbent directors; or
•in the case of the SLT Severance Plan, the sale, transfer or other disposition of all or substantially all of the stock or assets of a business unit of the Company or a similar transaction as the Board of Directors, in its sole discretion, may determine to be a “change in control”; provided, however, that “change in control” will not include (1) a transaction the sole purpose of which is to change the state of our incorporation; or (2) the initial public offering of the stock of a business unit of our company, and any subsequent sell down of the stock of the business unit by our company.
“In connection with a change in control” means either:
•within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or
•within 24 months following a change in control.
LTIPs
The LTIPs provide for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIPs to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIPs provide for accelerated vesting of RSUs and PSUs in the event of a participant’s death or upon the effective date of the determination of the executive officer’s long-term disability. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability and paid out at the greater of (a) the target level and (b) the actual performance level (with the date of death or on the effective date of the determination of disability being treated as the ending date for the measurement period). However, in the case of Mr. Lowe’s PSU awards for fiscal 2022 and 2023 and Mr. Reynolds’ PSU awards for fiscal 2022, the PSUs will not pay out until the end of the applicable three-year period and the payout at that time will be determined based on actual performance.
Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers in the event of a termination of employment or change in control, or both.
Payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 28, 2024, the last business day of fiscal 2024, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $22.76, which represents the closing price of our common stock as reported by the NYSE on the last trading day preceding such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2025. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Gregg A. Lowe	Death or termination of employment due to	Annual incentive award (1)	$183,750
	long-term disability	Vesting acceleration (2)	6,089,051
			$6,272,801
	Change in control (not involving	N/A	—
	termination of employment) (3)
	Termination without cause or resignation	Base salary (18 months)	$1,312,500
	for good reason not in connection with a	Incentive awards	1,837,500
	change in control (4)	COBRA premiums (18 months)	10,693
		Continued vesting (18 months)	3,761,340
			$6,922,033
	Termination without cause or resignation	Base salary (24 months)	$1,750,000
	for good reason in connection with a	Incentive awards	2,450,000
	change in control (4)	COBRA premiums (24 months)	14,257
		Vesting acceleration	6,089,051
			$10,303,308
Neill P. Reynolds	Death or termination of employment due to	Annual incentive award (1)	$90,000
	long-term disability	Vesting acceleration (2)	2,194,201
			$2,284,201
	Change in control (not involving	N/A	—
	termination of employment) (3)
	Termination without cause or resignation	Base salary (12 months)	$600,000
	for good reason not in connection with a	Incentive awards	600,000
	change in control (4)	COBRA premiums (12 months)	7,128
		Continued vesting (12 months)	489,909
		Outplacement services (12 months)	12,000
			$1,709,037
	Termination without cause or resignation	Base salary (18 months)	$900,000
	for good reason in connection with a	Incentive awards	900,000
	change in control (4)	COBRA premiums (18 months)	10,693
		Vesting acceleration	2,194,201
		Outplacement services (12 months)	12,000
			$4,016,894
________________
(1)    Based on actual results for performance using 15% performance measurement for the Company-wide operational, financial and business goals. To the extent that threshold targets are achieved making annual incentive award payable, actual amount payable to the executive will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.
(2)    Vesting is automatically accelerated for RSUs and PSUs in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the LTIPs. For PSUs, vesting is accelerated in full on the date of death or on the effective date of the determination of the disability and paid out at the greater of (a) the target level and (b) the actual performance level (with the date of death or on the effective date of the determination of disability being treated as the ending date for the measurement period). However, in the case of Mr. Lowe’s PSU awards for fiscal 2022 and 2023 and Mr. Reynolds’ PSU awards for fiscal 2022, the PSUs will not be settled until the vesting date (third anniversary of the grant date) and the number of shares that will be issued at that time in settlement of the PSUs will be calculated based on actual performance. The value above assumes achievement of target performance.
(3)    Pursuant to the SLT Severance Plan, the performance conditions for any outstanding PSUs at the time of a change in control not involving a termination of employment shall be deemed to have been met and achieved at the greater of (a) the target level and (b) the actual performance level (with the date of the change in control being treated as the ending date for the measurement period and the effective stock price of the change in control being used for the calculation of relative TSR). Such PSUs shall thereafter continue to time-vest in accordance with the terms of the award; provided, however, that any then remaining unvested PSUs shall immediately vest in full in the event of a termination without cause or resignation for good reason. Except as described above, no accelerated vesting will occur for equity awards under the LTIPs in connection with a change in control not involving termination of employment unless the outstanding awards are not assumed by the successor in connection with a change in control, and the Compensation Committee, in its discretion, accelerates vesting of the outstanding but unvested awards. If awards were not assumed by the successor and the Compensation Committee exercised its discretion to the fullest extent possible and determined that 100% of the outstanding awards should be vested (in the case of PSUs, based on achievement at target level as of the date of the change of control), the named executive officers would have received the following additional amounts: $6,089,051 for Mr. Lowe and $2,194,201 for Mr. Reynolds.
(4)    The triggering event, along with resulting benefits, is defined in the Change in Control Agreement for Mr. Lowe and the SLT Severance Plan for Mr. Reynolds.

CEO Pay Ratio Disclosure
Securities and Exchange Commission rules require the Company to disclose the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.
As of June 30, 2024, we employed approximately 5,136 individuals located primarily in the United States, with less significant representation in China (including Hong Kong), Taiwan, South Korea, Japan, Malaysia, India, and various countries in Europe. We determined our median employee for fiscal 2024 based on the Company’s global employee population as of June 30, 2024.
The median employee compensation was identified using a consistently applied compensation measure of target annual compensation for fiscal 2024, consisting of base salary, estimated profit sharing or incentive compensation with a performance period of one year or less, as applicable, and shift differential, calculated using internal human resources records. As allowed under Securities and Exchange Commission rules, base pay was annualized for full-time or part-time permanent employees hired during fiscal 2024 to reflect a full year of service.
We selected the median employee to determine the required ratio by:
•Calculating the compensation based on the consistently applied measure of target annual compensation as described above of all of our employees except the CEO;
•Determining the median employee from our employee population based on this consistently applied compensation measure; and
•Identifying the ten employees whose target annual compensation was situated above and below this median and calculating total annual compensation for this subset of employees using the same methodology we use for our named executive officers as set forth in the fiscal 2024 Summary Compensation Table in accordance with Item 402 of Regulation S-K (the “Item 402 Rules”), excluding any employee who had anomalous compensation characteristics, to ensure that our selected median employee reflects our population as a whole and supports the reasonableness of our consistently applied compensation measure.
We calculated the total annual compensation of our CEO and of the median employee for fiscal 2024 using the Item 402 Rules. The total annual compensation for our CEO for fiscal 2024 was $11,399,724, the total annual compensation for the median employee was $79,085, and the resulting ratio of these amounts is 144 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission Item 402 Rules based on our payroll and employment records and the methodology described above. Because the Securities and Exchange Commission Item 402 Rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Equity Compensation Plans
As of September 30, 2024:
•There were 6,619,761 shares subject to outstanding stock awards that remain subject to forfeiture.
•There were 2,087,811 shares available for future grants under the LTIP, 4,161,300 shares available for future issuance under the ESPP, and 40,070 shares available for future issuance under the Deferral Program.
The following table provides information, as of June 30, 2024, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	3,038,048	(3)	—	10,355,525	(4)
Equity compensation plans not approved by security holders	17,477	(5)	—	40,070	(6)
Total	3,055,525		—	10,395,595
________________
(1)    Refers to shares of the Company’s common stock.
(2)    There are no further options to purchase shares of our common stock outstanding under any of our equity compensation plans, including legacy plans under which we will make no more grants.
(3)    Represents shares issuable upon vesting of outstanding RSUs and PSUs under the LTIPs.
(4)    Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP – 6,194,225 shares and ESPP – 4,161,300 shares.
(5)    Represents deferred shares issued under the Deferral Program.
(6)    Includes shares remaining for future issuance under the Deferral Program.
As of June 30, 2024, the only compensation plan or arrangement under which the Company is authorized to issue equity securities and which has not been previously approved by the shareholders is the Deferral Program. The following is a brief description of the material features of this plan; this description is not intended to be a complete description of the plan and is qualified in its entirety by reference to the full text of the plan:
Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31 of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 30, 2024, there were 100,000 shares reserved for issuance under the Deferral Program, of which 59,930 shares have been credited to directors’ accounts or issued.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEO and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEO ($) (1)	Average Compensation Actually Paid to Non-PEO NEO ($) (1) (2) (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Revenue ($ Millions) (5)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$11,399,724	$(1,116,224)	$4,833,000	$(288,099)	$39.42	$299.72	$(325.9)	$807.2
2023	$12,477,839	$7,947,159	$5,275,059	$1,625,479	$85.64	$190.01	$(329.9)	$922.0
2022	$9,282,016	$(2,027,399)	$2,702,433	$(818,332)	$123.66	$145.19	$(200.9)	$746.2
2021	$13,287,668	$19,320,787	$2,707,751	$9,822,525	$170.75	$170.93	$(523.9)	$525.6
__________________________
(1)    Gregg A. Lowe was our PEO for each year presented. Neill P. Reynolds was our Non-PEO NEO for each year presented.
(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	$11,399,724	$(10,329,212)	$(2,186,736)	$(1,116,224)

Year	Average Summary Compensation Table Total for Non-PEO NEO ($)	Average Exclusion of Stock Awards for Non-PEO NEO ($)	Average Inclusion of Equity Values for Non-PEO NEO ($)	Average Compensation Actually Paid to Non-PEO NEO ($)
2024	$4,833,000	$(4,131,604)	$(989,495)	$(288,099)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	$2,720,808	$(5,879,712)	—	$972,168	—	—	$(2,186,736)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEO ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEO ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEO ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEO ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year forNon-PEO NEO ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEO ($)	Total - Average Inclusion of Equity Values for Non-PEO NEO ($)
2024	$1,088,300	$(1,990,233)	—	$(87,562)	—	—	$(989,495)
(4)    The Peer Group TSR set forth in this table utilizes the Philadelphia Semiconductor Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 30, 2024. The comparison assumes $100 was invested for the period starting June 28, 2020, through the end of the listed year in the Company and in the Philadelphia Semiconductor Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)    We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEO in fiscal 2024. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO, the cumulative TSR over the four most recently completed fiscal years for the Company, and the Philadelphia Semiconductor Index TSR over the same period.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO, and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO, and our Revenue during the four most recently completed fiscal years.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEO for fiscal 2024 to Company performance. The measures in this table are not ranked.

Revenue
Non-GAAP Gross Margin
Adjusted EBITDA
Relative TSR

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2024.
Director Compensation for Fiscal 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Glenda M. Dorchak (2)	$95,000	$167,896	$262,896
John C. Hodge (3)	$87,500	$167,896	$255,396
Clyde R. Hosein (4)	$102,500	$167,896	$270,396
Darren R. Jackson (5)	$117,500	$167,896	$285,396
Duy-Loan T. Le (6)	$85,000	$167,896	$252,896
John B. Replogle (7)	$92,500	$167,896	$260,396
Marvin A. Riley (8)	$82,500	$167,896	$250,396
Stacy J. Smith (9)	$85,000	$167,896	$252,896
Thomas H. Werner (10)	$122,500	$167,896	$290,396
__________________________
(1)    Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2024 calculated in accordance with ASC Topic 718. These amounts relate to the annual grant of 5,383 RSUs on October 23, 2023. All awards were made under the Prior LTIP. For a discussion of the assumptions used to value these awards, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
(2)    As of June 30, 2024, Ms. Dorchak held 5,383 RSUs which will vest on October 23, 2024.
(3)    As of June 30, 2024, Mr. Hodge held 5,383 RSUs which will vest on October 23, 2024. Of the fees earned in fiscal 2024, Mr. Hodge elected to receive $43,750 in shares in lieu of cash fees.
(4)    As of June 30, 2024, Mr. Hosein held 5,383 RSUs which will vest on October 23, 2024.
(5)    As of June 30, 2024, Mr. Jackson held 5,383 RSUs which will vest on October 23, 2024.
(6)    As of June 30, 2024, Ms. Le held 5,383 RSUs which will vest on October 23, 2024.
(7)    As of June 30, 2024, Mr. Replogle held 5,383 RSUs which will vest on October 23, 2024.
(8)    As of June 30, 2024, Mr. Riley held 5,383 RSUs which will vest on October 23, 2024.
(9)    As of June 30, 2024, Mr. Smith held 5,383 RSUs which will vest on October 23, 2024. Of the fees earned in fiscal 2024, Mr. Smith elected to receive $40,000 in shares in lieu of cash fees.
(10)    As of June 30, 2024, Mr. Werner held 5,383 RSUs which will vest on October 23, 2024.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Each non-employee director then serving on the Board who has been nominated for re-election at the next annual meeting of shareholders is granted RSUs on the date of such re-election at the annual meeting of shareholders, with such RSUs vesting in full on the first anniversary of the date of grant. For fiscal 2024, the number of RSUs granted was determined by dividing $200,000 by the 30 trading-day average closing stock price of the Company’s common stock ending one trading day prior to the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are granted RSUs as provided above. Vesting of all equity awards is subject to continued service; provided, however, that the Compensation Committee may allow RSUs to continue to vest until the next annual meeting of shareholders for a director who steps down from the Board before his or her time expires under certain circumstances.
In fiscal 2024, non-employee directors were paid the following quarterly cash retainers: $17,500 for service as a member of the Board; $20,000 for service as Chair of the Board; $7,500 for service as Audit Committee Chair; $5,000 for service as Compensation Committee Chair; $2,500 for service as Governance and Nominations Committee Chair; $3,750 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee chairs receive the retainer for service as chair in addition to the retainer for committee membership. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future. For fiscal 2025, upon recommendation of the Compensation Committee, which was approved by the Board in August 2024, the quarterly cash retainer for service as member of the Board was reduced to $16,250, for service as Chair of the Board was reduced to $18,750, and for service as Governance and Nominations Committee Chair was increased to $3,750.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the closing price on the NYSE on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Messrs. Riley and Werner and Mses. Dorchak and Le served on our Compensation Committee during fiscal 2024. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2024. No interlocking relationships existed during fiscal 2024 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2025. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.wolfspeed.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Clyde R. Hosein, Chair
John C. Hodge
Darren R. Jackson
John B. Replogle
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2024	Fiscal 2023
Audit Fees	$3,649,989	$3,464,000
Audit-Related Fees	—	—
Tax Fees	85,170	57,000
All Other Fees	2,000	3,250
Total	$3,737,159	$3,524,250
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits.
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chair. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2024 and fiscal 2023 were approved pursuant to these procedures.

PROPOSAL NO. 3—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.
As required by Schedule 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:
•Aggressive operational, financial and business targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Company-wide operational, financial and business targets and objectives for the fiscal 2024 performance-based cash incentive programs that applied to the Company’s named executive officers. The targeted payout for Messrs. Lowe and Reynolds of 140% and 100% of base salary, respectively, did not change from fiscal 2023 to fiscal 2024. For both Messrs. Lowe and Reynolds, the performance-based cash incentive compensation opportunity for each was based on the NEO’s specific target performance-based cash incentive percentage, individual performance, and company performance as measured by four individually weighted corporate objectives: (1) Company-wide revenue (30%); (2) non-GAAP gross margin (30%); (3) Adjusted EBITDA (30%); and (4) accomplishments of certain ESG initiatives (10%). For fiscal 2024, the Committee added a potential downward modifier to the performance-based cash incentive program based on the Company’s fiscal 2024 performance on certain predetermined safety measures. The Company’s aggregate weighted performance resulted in a 16% achievement level for fiscal 2024 and, after applying the safety performance modifier, final payout was 15% of target.
•Proportion of variable and performance-based pay. Based on the Committee’s pay for performance philosophy, as a direct result of the Committee’s compensation decisions, approximately 92% of Mr. Lowe’s target total direct compensation for fiscal 2024 was comprised of variable pay in the form of short-term cash incentives and long-term equity awards, and approximately 88% of Mr. Reynolds’ target total direct compensation for fiscal 2024 was comprised of these components. For fiscal 2024, 60% of Mr. Lowe’s target total direct compensation was comprised of performance-based pay in the form of short-term cash incentives and PSUs. Similarly, approximately 57% of Mr. Reynolds’ target total direct compensation for fiscal 2024 was comprised of performance-based pay in the form of short-term cash incentives and PSUs. Importantly, actual total direct compensation for Mr. Lowe in fiscal 2024 achieved was 91% and for Mr. Reynolds it was 85%, reflecting that the Compensation Committee’s pay for performance compensation structure worked as intended.

•Long-term equity compensation. For fiscal 2024, the Company granted regular annual equity awards to Mr. Lowe and Mr. Reynolds in the form of RSUs and PSUs to align the interests of the named executive officers with Company shareholders, to drive financial and business objectives, and to facilitate named executive officer retention.
•Solicitation of shareholder feedback and revisions to compensation programs. As discussed on page 26, the Company contacted and discussed with shareholders the Company’s executive compensation design and rationale, continued to actively engage in dialogue with shareholders during fiscal 2024, and has made changes to its compensation programs for fiscal 2024 based on such dialogue, including primarily the change to the performance-based cash incentive award program of increasing the weighting of the financial performance metrics as compared to fiscal 2023 from 70% to 90% of the target performance-based cash incentive compensation opportunities.
Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.

OTHER MATTERS
Other Business
Other than the election of the ten directors listed in this proxy statement, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 29, 2025 and the advisory (nonbinding) vote to approve executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2024 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by July 25, 2024. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the proxies solicited by the Board of Directors may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission such proxies cannot be voted for more than ten nominees.
2025 Annual Meeting of Shareholders
In 2025, we expect to hold our annual meeting of shareholders on or about October 30, 2025, consistent with our historical timing.
Because we expect that the date of our 2025 annual meeting of shareholders will be more than 30 days from the anniversary date of our 2024 annual meeting, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2025 must be received by the Company not later than May 14, 2025, which we believe is a reasonable time before we expect to print and mail proxy materials, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other shareholder proposals to be presented at the annual meeting in 2025, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than August 1, 2025, nor earlier than July 2, 2025. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by the Company’s Bylaws and Rule 14a-19(b), which notice must be delivered to the Secretary of the Company within the applicable timeframes set forth in the Company’s Bylaws described above. The Company or the chair of the meeting at the annual meeting of shareholders may refuse to accept any such proposal that is not in proper form or submitted in compliance with the procedures specified in the Company’s Bylaws or Rule 14a-19, as applicable.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Governance and Nominations Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Governance and Nominations Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval when deemed advisable.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Governance and Nominations Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.

Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2025 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2025 Annual Meeting of Shareholders” above.
Shareholder and Interested Party Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between the Board of Directors and shareholders or other interested parties as a matter of corporate governance. To that end the Board of Directors has established a process for use by shareholders and other interested parties who desire to bring matters to the Board’s attention. The process is intended to provide shareholders and other interested parties one means of communicating with directors and is not intended to be exclusive.
Shareholders and other interested parties who desire to send a communication to members of the Board of Directors (including any individual director or the independent members as a group) may submit it either by e-mail addressed to corpsecretary@wolfspeed.com or by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. If the communication is from a shareholder, the communication should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all or the applicable members of the Board of Directors periodically depending on the circumstances of the communication, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 30, 2024 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Vice President, External Affairs, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to corpsecretary@wolfspeed.com, by mail addressed to the attention of the Corporate Secretary at Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2024 Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/WOLF2024 and in person at our offices in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Thursday, December 5, 2024, at 12:00 p.m. local time. Requests for directions to the meeting location may be directed to: Vice President, Investor Relations, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: October 17, 2024

WOLFSPEED, INC. 4600 SILICON DRIVE DURHAM, NC 27703

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/WOLF2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to WOLFSPEED, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V58551-P16653	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLFSPEED, INC. The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS Nominees: 01) Glenda M. Dorchak 02) John C. Hodge 03) Darren R. Jackson 04) Duy-Loan T. Le 05) Gregg A. Lowe	06) Marvin A. Riley 07) Thomas J. Seifert 08) Stacy J. Smith 09) Thomas H. Werner 10) George H. “Woody” Young III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3: 2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 29, 2025.					For ☐	Against ☐	Abstain ☐
3. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.					☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournments thereof, the persons named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated October 17, 2024, receipt of which is hereby acknowledged.

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V58552-P16653

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WOLFSPEED, INC. ANNUAL MEETING OF SHAREHOLDERS DECEMBER 5, 2024
The undersigned hereby appoints Gregg A. Lowe and Bradley D. Kohn, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Wolfspeed, Inc. (the “Company”) that the undersigned is entitled to vote at the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/WOLF2024 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Thursday, December 5, 2024 at 12:00 p.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE